                                                                   Exhibit 10




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                               PURCHASE AGREEMENT


                                 by and between


                        THE REYNOLDS AND REYNOLDS COMPANY

                                       and

                              ISG ACQUISITION CORP.





                            Dated as of June 19, 2000




================================================================================

                                TABLE OF CONTENTS


                                                                                                               PAGE

ARTICLE I DEFINITIONS

      SECTION 1.01.          Certain Defined Terms................................................................2
      SECTION 1.02.          Other Defined Terms..................................................................6
      SECTION 1.03.          Other Definitional Provisions........................................................8

ARTICLE II PURCHASE AND SALE

      SECTION 2.01.          Purchase and Sale of the Shares and the Partnership Interests........................9
      SECTION 2.02.          Purchase and Sale of the Assets to Be Sold...........................................9
      SECTION 2.03.          Assumption and Exclusion of Liabilities.............................................11
      SECTION 2.04.          Purchase Price......................................................................12
      SECTION 2.05.          Closing.............................................................................12
      SECTION 2.06.          Closing Deliveries by the Seller....................................................13
      SECTION 2.07.          Closing Deliveries by the Purchaser.................................................13
      SECTION 2.08.          Post-Closing Adjustment of the Purchase Price.......................................13
      SECTION 2.09.          Allocation of the Purchase Price....................................................15

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER

      SECTION 3.01.          Organization, Authority and Qualification of the Seller.............................16
      SECTION 3.02.          No Conflict.........................................................................16
      SECTION 3.03.          Subsidiaries........................................................................17
      SECTION 3.04.          Capitalization of the Subsidiaries..................................................17
      SECTION 3.05.          Governmental Consents and Approvals.................................................19
      SECTION 3.06.          Financial Information...............................................................19
      SECTION 3.07.          No Undisclosed Liabilities..........................................................19
      SECTION 3.08.          Customers and Suppliers.............................................................19
      SECTION 3.09.          Litigation..........................................................................20
      SECTION 3.10.          Compliance with Laws................................................................20
      SECTION 3.11.          Permits and Licenses................................................................20
      SECTION 3.12.          Environmental Matters...............................................................21
      SECTION 3.13.          Material Contracts..................................................................21
      SECTION 3.14.          Intellectual Property...............................................................23
      SECTION 3.15.          Real Property.......................................................................23
      SECTION 3.16.          Employee Benefit Matters............................................................25
      SECTION 3.17.          Labor Matters.......................................................................27
      SECTION 3.18.          Taxes...............................................................................27
      SECTION 3.19.          Assets..............................................................................28
      SECTION 3.20.          Brokers.............................................................................28
      SECTION 3.21.          Absence of Changes of Events........................................................28
      SECTION 3.22.          Insurance...........................................................................29
      SECTION 3.23.          Warranty Disclaimer.................................................................29


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
      SECTION 3.24.          Replacement of Assets...............................................................29
      SECTION 3.25.          Projected Benefit Obligations.......................................................29

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      SECTION 4.01.          Organization and Authority of the Purchaser.........................................30
      SECTION 4.02.          No Conflict.........................................................................30
      SECTION 4.03.          Governmental Consents and Approvals.................................................30
      SECTION 4.04.          Litigation..........................................................................31
      SECTION 4.05.          Financing...........................................................................31
      SECTION 4.06.          Brokers.............................................................................31

ARTICLE V ADDITIONAL AGREEMENTS

      SECTION 5.01.          Conduct of Business Prior to the Closing............................................31
      SECTION 5.02.          Access to Information...............................................................33
      SECTION 5.03.          Confidentiality.....................................................................33
      SECTION 5.04.          Regulatory and Other Authorizations; Notices and Consents...........................33
      SECTION 5.05.          Investigation.......................................................................35
      SECTION 5.06.          Use of the Seller's Name............................................................36
      SECTION 5.07.          No Solicitation or Negotiation......................................................36
      SECTION 5.08.          Use of Intellectual Property........................................................36
      SECTION 5.09.          Non-Competition.....................................................................37
      SECTION 5.10.          Insurance Coverage..................................................................38
      SECTION 5.11.          Excluded Liabilities................................................................38
      SECTION 5.12.          Further Action......................................................................38
      SECTION 5.13.          Bulk Transfer Laws..................................................................38
      SECTION 5.14.          Cooperation with Financings.........................................................38
      SECTION 5.15.          Transition Services Agreement.......................................................39

ARTICLE VI EMPLOYEE MATTERS

      SECTION 6.01.          Employment..........................................................................39
      SECTION 6.02.          Benefits............................................................................39
      SECTION 6.03.          Defined Benefit Plans...............................................................40
      SECTION 6.04.          Defined Contribution Plans..........................................................43
      SECTION 6.05.          Money Accumulation Plan.............................................................43
      SECTION 6.06.          Multi-Employer Plan.................................................................44
      SECTION 6.07.          Retiree Medical and Life Insurance Plans............................................44
      SECTION 6.08.          Workers' Compensation Claims........................................................44
      SECTION 6.09.          Cooperation.........................................................................44
      SECTION 6.10.          Seller Retained Liabilities.........................................................44

ARTICLE VII TAX MATTERS

      SECTION 7.01.          Tax Indemnities.....................................................................44
      SECTION 7.02.          Refunds and Tax Benefits............................................................46
      SECTION 7.03.          Contests............................................................................47


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
      SECTION 7.04.          Preparation of Tax Returns..........................................................48
      SECTION 7.05.          Cooperation and Exchange of Information.............................................48
      SECTION 7.06.          Conveyance Taxes....................................................................49
      SECTION 7.07.          Section 338(h)(10) Election.........................................................40

ARTICLE VIII CONDITIONS TO CLOSING

      SECTION 8.01.          Conditions to Obligations of the Seller.............................................50
      SECTION 8.02.          Conditions to Obligations of the Purchaser..........................................51

ARTICLE IX INDEMNIFICATION

      SECTION 9.01.          Survival of Representations and Warranties..........................................52
      SECTION 9.02.          Indemnification by the Seller.......................................................52
      SECTION 9.03.          Indemnification by the Purchaser....................................................53
      SECTION 9.04.          Indemnification Procedures..........................................................54
      SECTION 9.05.          Additional Indemnification Provisions...............................................55
      SECTION 9.06.          Exclusive Remedies..................................................................56
      SECTION 9.07.          Tax Matters.........................................................................56

ARTICLE X TERMINATION AND WAIVER

      SECTION 10.01.         Termination.........................................................................56
      SECTION 10.02.         Effect of Termination...............................................................57
      SECTION 10.03.         Waiver..............................................................................57

ARTICLE XI GENERAL PROVISIONS

      SECTION 11.01.         Expenses............................................................................57
      SECTION 11.02.         Notices.............................................................................57
      SECTION 11.03.         Public Announcements................................................................58
      SECTION 11.04.         Headings............................................................................58
      SECTION 11.05.         Severability........................................................................58
      SECTION 11.06.         Entire Agreement....................................................................59
      SECTION 11.07.         Assignment..........................................................................59
      SECTION 11.08.         No Third-Party Beneficiaries........................................................59
      SECTION 11.09.         Amendment...........................................................................59
      SECTION 11.10.         Governing Law.......................................................................59
      SECTION 11.11.         Waiver of Trial by Jury.............................................................60
      SECTION 11.12.         Counterparts........................................................................60
      SECTION 11.13.         Specific Performance................................................................60


EXHIBITS:

Exhibit A           Form of Assumption Agreement
Exhibit B           Form of Bill of Sale and Assignment
Exhibit C           Form of Software Licensing Agreement
Exhibit D           Form of Legal Opinion of Latham & Watkins


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Exhibit E           Form of Legal Opinion of the General Counsel of the Seller
Exhibit F           Form of Legal Opinion of Shearman & Sterling



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                               PURCHASE AGREEMENT


                  PURCHASE AGREEMENT, dated as of June 19, 2000, by and between THE REYNOLDS AND REYNOLDS COMPANY, an Ohio corporation (the "SELLER"), and ISG ACQUISITION CORP., a Delaware corporation (the "PURCHASER").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, the Seller and its subsidiaries are engaged in the business (the "BUSINESS") of, among other businesses, providing applied document solutions, document management outsourcing, non-retail automotive electronic customer relationship management and other related services at various locations in North America but excluding the Automotive Forms Business (as defined below);

                  WHEREAS, the Seller conducts the Business through (a) the Seller's Information Solutions Group (the "DIVISION"), (b) the Seller's direct subsidiary, Dataforms, Inc., a Wisconsin corporation ("DATAFORMS"), and (c) the Seller's indirect subsidiaries, Crain-Drummond Inc., a Canadian federal corporation ("CRAIN-DRUMMOND"), Reynolds and Reynolds (Texas) LTD., LLP, a Texas limited partnership ("FORMCRAFT"), and Gesfa, Inc., a direct subsidiary of Crain-Drummond ("GESFA", and, along with Crain-Drummond, Dataforms and Formcraft, the "Subsidiaries");

                  WHEREAS, the Seller, through the Seller's direct subsidiary, Reynolds and Reynolds Holdings, a Delaware corporation, owns the Business Intellectual Property (as defined below);

                  WHEREAS, the Seller desires to sell to the Purchaser or Affiliates (as defined below) of the Purchaser or to cause Affiliates of the Seller to sell to the Purchaser or Affiliates of the Purchaser, and the Purchaser desires to purchase from the Seller or Affiliates of the Seller, or to cause Affiliates of the Purchaser to purchase from the Seller or Affiliates of the Seller, the Business, including, without limitation, (a) all right, title and interest of the Seller in and to substantially all of the properties and assets of the Seller, and Affiliates of the Seller, primarily relating to the Business, (b) all of the issued and outstanding capital stock of Dataforms (the "DATAFORMS SHARES"), (c) all of the issued and outstanding capital stock of Crain-Drummond (the "CRAIN-DRUMMOND SHARES" and, together with the Dataforms Shares, the "SHARES") and (d) all of the partnership interests in Formcraft (the "PARTNERSHIP INTERESTS"), and, in connection therewith, the Purchaser is willing to assume certain liabilities of the Seller relating thereto, all upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, in connection with the closing of the transactions contemplated by this Agreement, the Seller and the Purchaser intend to enter into certain related agreements described in more detail herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound hereby, the Purchaser and the Seller hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "ACTION" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

                  "AFFILIATE" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

                  "AGREEMENT" or "THIS AGREEMENT" means this Purchase Agreement, dated as of June 19, 2000, between the Seller and the Purchaser (including the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of Section 11.09.

                  "ANCILLARY AGREEMENTS" means the Assumption Agreements, the Bills of Sale, the Transition Services Agreement and the Software Licensing Agreement.

                  "ASSUMPTION AGREEMENTS" means the Assumption Agreements to be entered into between the Seller or Affiliates of the Seller and the Purchaser or Affiliates of the Purchaser at the Closing substantially in the form of Exhibit A.

                  "AUTOMOTIVE FORMS BUSINESS" means the provision of document and information management products and services to the North American retail automotive sales and sales related value net (cars and trucks), retail automobile-related businesses (for example, collision repair facilities), and other transportation dealerships. Such products and services shall include, but are not limited to, the following for use in automotive and automotive-related retailing:

                  (i) Business forms, consumables and related products used in the selling, financing and servicing of automobiles and the business operations of an automotive retailer, distributor or wholesaler;

                  (ii) Business forms, consumables and related products purchased by car manufacturers, financial institutions and other parties, in each case for and on behalf of automotive retailers, used in connection with the sale of retail automotive products;

                  (iii) Business forms, reports and related documents which are linked to and programmed to run on dealership in-house systems;

                  (iv) Marketing, promotional and seasonal materials (including, but not limited to, apparel, key tags, license plate frames and other similar items);



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                  (v) Electronic and paper-based customer relationship products and services (including, but not limited to, service reminders, promotional materials, telephone services and database management services);

                  (vi) Electronic and manual document management systems (including, but not limited to, archiving, retrieval and color-coded filing systems);

                  (vii) Electronic printing products and services (including, but not limited to, laser printing, forms fill and forms design); and

                  (viii) Loyalty/retention products and services (including, but not limited to, smart cards, phone cards, static-cling devices and peel-off labels);

provided, however, that the Automotive Forms Business excludes products and services supplied to automotive manufacturers and their suppliers in connection with the manufacture and assembly of automobiles (other than the retailing of products and services).

                  "BILLS OF SALE" means the Bills of Sale and Assignment to be executed by the Seller and Affiliates of the Seller at the Closing substantially in the form of Exhibit B.

                  "BOOKS AND RECORDS" means the books and records of the Business.

                  "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

                  "BUSINESS INTELLECTUAL PROPERTY" means (i) patents and patent applications, (ii) copyrights, including registrations and applications therefor, (iii) trademarks, service marks and other identifiers of source, including registrations and applications therefor, (iv) confidential and proprietary information, including trade secrets and know-how and (v) any licenses relating to the foregoing, in each case, that are owned by or licensed to the Seller or Affiliates of the Seller and that are used by the Seller or Affiliates of the Seller primarily in the Business.

                  "CODE" means the Internal Revenue Code of 1986, as amended through the date hereof.

                  "COMMISSION" means the Securities and Exchange Commission of the United States.

                  "CONFIDENTIALITY AGREEMENT" means the letter agreement, dated as of March 14, 2000, between the Seller and the Purchaser.

                  "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities



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

having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

                  "DISCLOSURE SCHEDULE" means the Disclosure Schedule, dated as of the date hereof, delivered by the Seller to the Purchaser.

                  "ENCUMBRANCE" means any security interest, pledge, mortgage, lien, charge, encumbrance, adverse claim, preferential arrangement, or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer or receipt of income or other exercise of any attributes of ownership.

                  "ENVIRONMENTAL LAWS" means any Law in effect as of the Closing Date, including any judicial or administrative order, consent decree or judgment to which the Division or the Subsidiaries are a party, relating to pollution or the protection of the environment, health, safety or to Hazardous Materials.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "EVALUATION MATERIALS" has the meaning set forth in the Confidentiality Agreement.

                  "EXCLUDED INTELLECTUAL PROPERTY" means (i) the Retained Names and Marks and (ii) the Intellectual Property listed on Schedule 1.01(a).

                  "EXCLUDED PERSONAL PROPERTY" means all the personal property owned by the Seller or Affiliates of the Seller at the Closing Date located at the Seller's (i) Research Park ISG Headquarters, except as set forth in Section 1.01(b) of the Disclosure Schedule, (ii) plant in Celina, Ohio, except as set forth in Section 1.01(b) of the Disclosure Schedule, (iii) plant in Grand Prairie, Texas or (iv) plant in Oklahoma City, Oklahoma.

                  "EXCLUDED REAL PROPERTY" means all the real property owned or leased by the Seller or Affiliates of the Seller at the Closing Date located in Kettering, Ohio (Research Park facility); Celina, Ohio; Grand Prairie, Texas and Oklahoma City, Oklahoma.

                  "GAAP" means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

                  "GOVERNMENTAL AUTHORITY" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

                  "GOVERNMENTAL ORDER" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                  "HAZARDOUS MATERIALS" means any pollutants, contaminants, wastes, chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "toxic substances", "contaminants" or "pollutants",



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or words of similar import, under any applicable Environmental Law or otherwise subject to regulation, control or remediation under Environmental Laws.

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "INDEBTEDNESS" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person evidenced by notes, loans, letters of credit, mortgages, bonds, debentures or other similar instruments or agreements, (c) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (d) all obligations of such Person for breakage and other costs relating to interest rate and currency obligation swaps, hedges or similar arrangements, and (e) all Indebtedness of others referred to in clauses (a) through (d) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person.

                  "IRS" means the Internal Revenue Service of the United States.

                  "KNOWLEDGE OF THE SELLER" or "THE SELLER'S KNOWLEDGE" means the actual knowledge of Dale L. Medford, Adam M. Lutynski, Rodney A. Hedeen, Timothy J. Schriner, David M. Holland and Anthony L. Orme.

                  "LAW" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, requirement or rule of common law.

                  "MATERIAL ADVERSE EFFECT" means any effect on the Business that is materially adverse to the financial condition, results of operations, assets or liabilities of the Business, taken as a whole, except for (i) any occurrence or condition affecting the document management or customer relationship management industries generally or (ii) any changes in economic, stock or other trading markets or regulatory or political conditions. For purposes hereof, any Material Adverse Effect on the Business which is cured by the Seller (including by payment of money) shall not be a Material Adverse Effect.

                  "ORDER" means the entry in any judicial or administrative proceeding brought under any Law by any Governmental Authority or any other party of any permanent or preliminary injunction or other order.

                  "PERMITTED ENCUMBRANCES" means: (a) liens for Taxes, assessments and governmental charges or levies not yet due and payable; (b) Encumbrances imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that do not materially adversely affect the value of such property or the use of such property for its present purposes.

                  "PERSON" means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

                  "PURCHASER ACQUIRED COMPANY" means any business activity carried on by any Person that is acquired by, combined with, or otherwise becomes a subsidiary or Affiliate of the Purchaser after the Closing Date.

                  "PURCHASER'S ACCOUNTANTS" means Arthur Andersen, independent accountants of the Purchaser.

                  "REFERENCE WORKING CAPITAL" means $148,978,937.

                  "REGULATIONS" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

                  "SELLER ACQUIRED COMPANY" means any business activity carried on by any Person that is acquired by, combined with, or otherwise becomes, a subsidiary or Affiliate of the Seller after the Closing Date.

                  "SELLER'S ACCOUNTANTS" means Deloitte & Touche LLP, independent accountants of the Seller.

                  "SOFTWARE LICENSING AGREEMENT" means the software cross-licensing agreement substantially in the form attached as Exhibit C hereto, to be entered into by the parties at Closing pursuant to which each party shall license certain software to the other party.

                   "TAX" or "TAXES" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority.

                  "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  SECTION 1.02. Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections of this Agreement set forth below:

                 Term                                              Section
                 -------------------------------------------       ------------
                 338 Allocations                                   7.07(c)
                 414(l) Amount                                     6.03(c)
                 Adjustment Threshold                              2.08(d)(i)
                 Aggregate Fair Market Value                       7.07(b)
                 Allocation Schedule                               2.09
                 Assets                                            2.02(a)
                 Assumed Liabilities                               2.03(a)
                 Audited Financial Statements                      3.06(a)



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

                 Term                                              Section
                 -------------------------------------------       ------------
                 Business                                          Recitals
                 Business Employees                                3.16(a)
                 Business Insurance Policies                       3.22
                 Closing                                           2.05
                 Closing Balance Sheet                             2.08(a)
                 Closing Date                                      2.05
                 Closing Working Capital                           2.08(a)
                 Contest                                           7.03(b)
                 Crain-Drummond                                    Recitals
                 Crain-Drummond Common Stock                       3.04(b)
                 Crain-Drummond Shares                             Recitals
                 Dataforms                                         Recitals
                 Dataforms Common Stock                            3.04(a)
                 Dataforms Shares                                  Recitals
                 Division                                          Recitals
                 Election                                          7.07(a)
                 Election Deadline                                 7.07(a)
                 ERISA Affiliate                                   2.03(b)(vii)
                 Excluded Assets                                   2.02(b)
                 Excluded Liabilities                              2.03(a)
                 Formcraft                                         Recitals
                 Formcraft Holdings                                3.04
                 Forms                                             7.07(a)
                 Gesfa                                             Recitals
                 Gesfa Common Stock                                3.04(d)
                 Independent Accounting Firm                       2.08(b)(ii)
                 Interim Financial Statements                      5.14
                 Initial Transfer Amount                           6.03(d)
                 Leased Real Property                              3.15(b)
                 Leases                                            3.15(c)
                 Loss                                              9.02(a)
                 MADSP                                             7.07(c)
                 Market Risk Period                                6.03(f)
                 Material Contracts                                3.13(a)
                 Money Market Vehicle                              6.03(f)
                 Multiemployer Plan                                3.16(h)
                 Owned Real Property                               3.15(a)
                 Partnership Interests                             Recitals
                 PBO Asset Amount                                  6.03(a)
                 Permits                                           3.11
                 Plans                                             3.16(a)
                 Post-Closing Date Tax Benefit                     7.02(b)
                 Post-Closing Partial Period                       7.01(b)
                 Pre-Closing Partial Period                        7.01(a)
                 Prior Accrued Benefit                             6.03

                 Term                                              Section
                 -------------------------------------------       ------------
                 Purchase Price                                    2.04
                 Purchaser                                         Preamble
                 Purchaser Benefit Plans                           6.02(a)
                 Purchaser Covered Business                        5.09(b)
                 Purchaser Indemnities                             7.01(a)
                 Purchaser Tax Group Member                        7.01(a)
                 Purchaser's Actuary                               6.03(c)
                 Purchaser's Defined Benefit Plan                  6.03
                 Purchaser's Defined Contribution Plan             6.04
                 Qualified Loss                                    9.02(b)
                 Real Property                                     3.15(b)
                 Reference Balance Sheet                           3.06(a)
                 Remediation Action                                9.04(b)
                 Retained Names and Marks                          5.06
                 Safe Harbor Assumptions                           6.03(c)
                 Section 338 Election Notice                       7.07(a)
                 Seller                                            Preamble
                 Seller Covered Business                           5.09(a)
                 Seller Indemnitees                                7.01(b)
                 Seller's Actuary                                  6.03(c)
                 Seller's Defined Benefit Plan                     6.03
                 Seller's Defined Contribution Plan                6.04
                 Seller's Insurance Policies                       5.10(b)
                 Shares                                            Recitals
                 Subject Contracts                                 5.04(a)
                 Subsidiaries                                      Recitals
                 Third Party Claims                                9.04(a)
                 Transfer Amount                                   6.03(c)
                 Transferred Benefit Liabilities                   6.03(a)
                 Transferred Contracts                             2.02(a)(i)
                 Transferred Employees                             6.01
                 Transition Services Agreement                     5.15
                 True-Up Amount                                    6.03(d)
                 Unaudited Financial Statements                    3.06(b)

                  SECTION 1.03. Other Definitional Provisions. The terms "dollars" and "$" shall mean United States dollars. Terms defined in the singular shall have a comparable meaning when used in the plural and vice versa. The words "include", "including" or "includes" shall be deemed to be followed by the phrase "without limitation" or the phrase "but not limited to" in all places where such words appears in this Agreement. The phrase "has made available" or similar words mean that, on or before the date of this Agreement, the Seller has placed copies of documents containing such information in the "data room" (and such documents were in the data room on the days on which the Seller was in the data room) maintained by the Seller in Dayton, Ohio for the Purchaser's review or has otherwise delivered such information to the Purchaser or representatives or agents of the Purchaser.



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

                                   ARTICLE II

                                PURCHASE AND SALE

                  SECTION 2.01. Purchase and Sale of the Shares and the Partnership Interests. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to the Purchaser (or to one or more Affiliates of the Purchaser designated by the Purchaser at or prior to the Closing) the Shares and the Partnership Interests, and the Purchaser shall (or shall cause one or more Affiliates of the Purchaser designated by the Purchaser at or prior to the Closing to) purchase from the Seller or Affiliates of the Seller the Shares and the Partnership Interests.

                  SECTION 2.02. Purchase and Sale of the Assets to Be Sold. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to the Purchaser (or to one or more Affiliates of the Purchaser designated by the Purchaser at or prior to the Closing), and the Purchaser shall (or shall cause one or more Affiliates of the Purchaser designated by the Purchaser at or prior to the Closing to) purchase from the Seller or Affiliates of the Seller all of the right, title and interest of the Seller and Affiliates of the Seller in and to all of the assets used or held for use by the Seller or Affiliates of the Seller primarily in the Business, other than the Excluded Assets (the assets to be purchased by the Purchaser or Affiliates of the Purchaser being referred to as the "ASSETS"), including, without limitation, the following:

                  (i) all rights of the Seller or Affiliates of the Seller in, to and under the Material Contracts (the "TRANSFERRED CONTRACTS");

                  (ii) all right, title and interest of the Seller or Affiliates of the Seller in the Owned Real Property;

                  (iii) all rights of the Seller or Affiliates of the Seller in, to and under the Leases;

                  (iv) all rights of the Seller or Affiliates of the Seller under all other contracts, licenses, sublicenses, agreements, leases, commitments, and sales and purchase orders, and under all commitments, bids and offers (to the extent such offers are transferable), to the extent related primarily to the Business;

                  (v) all inventories used or held for use primarily in the Business which are owned by the Seller or Affiliates of the Seller as of the Closing Date;

                  (vi) all receivables, to the extent related primarily to the Business;

                  (vii) all right, title and interest of the Seller or Affiliates of the Seller in the personal property owned by the Seller or Affiliates of the Seller at the Closing Date used or held for use primarily in the Business, except for the Excluded Personal Property;

                  (viii) all right, title and interest of the Seller or Affiliates of the Seller in, to and under the Business Intellectual Property;

                  (ix) all municipal, state and federal franchises, permits, licenses, agreements, waivers and authorizations primarily used or held for use by the Seller or Affiliates of the Seller primarily in connection with, or required for, the Business, to the extent transferable;

                  (x) all claims, causes of action, choses in action, rights of recovery and rights of setoff of any kind primarily pertaining to or arising out of the Business;

                  (xi) all books of account, general, financial, tax and personnel records, invoices, shipping records, supplier lists, correspondence and other documents, records and files and all computer software and programs and any rights thereto primarily associated with or employed primarily in the conduct of the Business by the Seller or Affiliates of the Seller at the Closing Date;

                  (xii) all sales and promotional literature, customer lists and other sales-related materials used or held for use primarily in the Business by the Seller or Affiliates of the Seller at the Closing Date;

                  (xiii) the assets of the Plans to the extent provided in
         Article VI;

                  (xiv) the Business as a going concern and the goodwill of the Seller and Affiliates of Seller relating to the Business; and

                  (xv) all the right, title and interest of the Seller and Affiliates of the Seller on the Closing Date in, to and under all other assets, rights and claims of every kind and nature used primarily in the operation of the Business.

                  (b) Notwithstanding the terms of Section 2.02(a), the Seller shall not sell, convey, assign, transfer or deliver, or cause to be sold, conveyed, assigned, transferred or delivered, to the Purchaser, and the Purchaser shall not purchase, and the Assets shall not include, any right, title or interest of the Seller or Affiliates of the Seller in, to or under the following assets (the "EXCLUDED ASSETS"):

                  (i) all cash, cash equivalents and bank accounts owned by the Seller or Affiliates of the Seller at the Closing Date, except for petty cash balances;

                  (ii) all Excluded Intellectual Property;

                  (iii) all Excluded Real Property;

                  (iv) all Excluded Personal Property;

                  (v) all assets, rights and claims of the Seller or Affiliates of the Seller not used or held for use primarily in the operation of the Business;

                  (vi) to the extent provided in Article VII, any rights to Tax refunds, credits or similar benefits relating to the Business or the Assets attributable to periods ending, or an event occurring, on or prior to the Closing Date (other than refunds attributable to or arising out of the carryback of items arising in taxable periods beginning after the Closing Date and Post-Closing Partial Periods); and

                  (vii) all rights of the Seller under this Agreement and the Ancillary Agreements.

                  SECTION 2.03. Assumption and Exclusion of Liabilities. (a) Upon the terms and subject to the conditions of this Agreement, the Purchaser shall, on the Closing Date, assume, and shall pay, perform and discharge when due, any and all of the debts, liabilities and obligations of the Seller or Affiliates of the Seller (whether fixed or contingent, matured or unmatured, arising by Law or by contract or otherwise, on or prior to the Closing Date or thereafter) (the "ASSUMED LIABILITIES") relating to the Business or the Assets, other than the excluded liabilities set forth in Section 2.03(b) below (the "EXCLUDED LIABILITIES"). The Assumed Liabilities include, but are not limited to, the liabilities of the Seller or Affiliates of the Seller as at the Closing Date arising out of the Business, including liabilities assumed by the Purchaser pursuant to Article VI and liabilities in respect of the unpaid but accrued vacation and sick leave claims of the Transferred Employees as reflected on the Closing Balance Sheet.

                  (b) The Seller shall retain, and shall be responsible for paying, performing and discharging when due, and the Purchaser shall not assume or have any responsibility for, the following liabilities of Seller, the Subsidiaries or any of their Affiliates:

                  (i) all Taxes now or hereafter owed by the Seller or any Affiliate of the Seller or any other party for which the Subsidiaries could be liable for Taxes, or attributable to the Assets, relating to any period, or any portion of any period, ending on or prior to the Closing Date;

                  (ii) all liabilities relating to the Excluded Assets;

                  (iii) any Indebtedness, other than the capital lease described in Section 2.03(b)(iii) of the Disclosure Schedule;

                  (iv) any liabilities of the Seller or Affiliates of the Seller as at the Closing Date in respect of workers' compensation claims of the Transferred Employees;

                  (v) all debts and obligations of the Seller and Affiliates of the Seller not related to or arising out of the conduct of the Business;

                  (vi) any liabilities of the Seller or Affiliates of Seller under this Agreement or the Ancillary Agreements;

                  (vii) except as expressly provided in Section 2.03(a) and
         Article VI, any liability with respect to any employee benefit plan, provision, program or arrangement sponsored, maintained or contributed to by the Seller or any "ERISA AFFILIATE" thereof. For purposes of this Agreement, "ERISA Affiliate" means any member of a controlled group of companies, as set forth in Section 414(b), (c), (m) or (i) of the Code, which includes Seller;

                  (viii) any Losses arising out of, relating to or resulting from litigation and claims described in Section 3.14(e) of the Disclosure Schedule, or the subject matter of such litigation and claims, including amounts paid in settlement thereof, and any royalty payments payable at any time pursuant to any license or settlement agreement entered into in connection with the settlement of such litigation or claims;

                  (ix) any and all Losses arising from (A) the release into the environment of any Hazardous Materials on or prior to the Closing Date at or from any current or former properties used in the Business, (B) the presence as of the Closing Date of Hazardous Materials in soil or groundwater in, on or under any current or former properties used in the Business, (C) the failure of the Seller or the Subsidiaries, in connection with the Business, to be in compliance with all applicable Environmental Laws on or prior to the Closing Date, and (D) the transportation or disposal on or prior to the Closing Date of any Hazardous Material from any current or former properties used in the Business to an offsite location;

                  (x) any and all liabilities for any bonuses or other payments payable to any officers, directors or employees of Seller or any of its Affiliates which are contingent upon or otherwise relate to the transactions contemplated by this Agreement, including without limitation, the bonus payments referred to on Section 3.16(l) of the Disclosure Schedule and any severance payments required to be made to any Transferred Employee as a result of any termination of employment resulting from the Closing;

                  (xi) any and all liabilities related to the closure of the shared sales office facilities listed on Section 3.19 of the Disclosure Schedule pursuant to the Virtual Sales Office program, including any liability arising under any lease relating to such facilities; and

                  (xii) any and all liabilities arising under the employment agreement dated February 1, 1997 between Seller and Rodney A. Hedeen.

                  SECTION 2.04. Purchase Price. The aggregate purchase price for the Shares, the Partnership Interests and the Assets shall be $360,000,000 (the "PURCHASE PRICE"), plus the assumption of the Assumed Liabilities.

                  SECTION 2.05. Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Shares, the Partnership Interests and the Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "CLOSING") to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 9:00 A.M., New York City time, on the later of (i) August 15, 2000 and (ii) the third Business Day following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Article VIII, or at such other place or at such other time or on such other date as the Seller and the Purchaser may mutually agree upon (the day on which the Closing takes place being the "CLOSING DATE").

                  SECTION 2.06. Closing Deliveries by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser:

                  (a) stock certificates evidencing the Shares, duly endorsed in blank, or accompanied by stock powers duly executed in blank;

                  (b) one or more Bills of Sale and such other instruments (including, without limitation, deeds to effect conveyance of the Owned Real Property and conveyance documents relating to the Business Intellectual Properties in appropriate form for filing and recordation) as may be reasonably requested by the Purchaser to transfer the Assets to the Purchaser (or to Affiliates of the Purchaser designated by the Purchaser), or to evidence such transfer on the public records;

                  (c) a receipt for the Purchase Price; and

                  (d) the certificates and other documents required to be delivered pursuant to Section 8.02.

                  SECTION 2.07. Closing Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver or cause to be delivered to the Seller:

                  (a) the Purchase Price by wire transfer, in immediately available funds, to a bank account in the United States designated by the Seller;

                  (b) the Assumption Agreements and such documents as may be reasonably requested by the Seller to effect the assumption by the Purchaser of the Assumed Liabilities or to evidence such assumption on the public records; and

                  (c) the certificates and other documents required to be delivered pursuant to Section 8.01.

                  SECTION 2.08. Post-Closing Adjustment of the Purchase Price. The Purchase Price shall be subject to adjustment after the Closing, as specified in this Section 2.08:

                  (a) Closing Balance Sheet. As promptly as practicable, but in any event within 90 calendar days following the Closing Date, the Seller shall, at its expense, prepare and deliver to the Purchaser an audited balance sheet of the Business as of the close of business on the Closing Date (the "CLOSING BALANCE SHEET"), prepared in accordance with GAAP applied on a basis consistent with the preparation of the Reference Balance Sheet, except as provided in
Section 2.08 of the Disclosure Schedule, together with the report thereon of the Seller's Accountants stating that the Closing Balance Sheet fairly presents the financial position of the Business at the Closing Date in conformity with GAAP applied on a basis consistent with the preparation of the Reference Balance Sheet, except as provided in Section 2.08 of the Disclosure Schedule. The working capital of the Business, as of the Closing (the "CLOSING WORKING CAPITAL"), shall be calculated as the Assets, which constitute current assets, less Assumed Liabilities, which constitute current liabilities, each determined in accordance with GAAP except as provided in Section 2.08 of the Disclosure Schedule, as reflected on the Closing Balance Sheet. During the preparation of the Closing Balance Sheet, the Purchaser shall, and shall cause the officers, directors, employees, auditors and agents of the Purchaser to, (i) afford the officers, employees and authorized agents and representatives of the Seller reasonable access, during normal business hours, to the offices, properties, books and records of the Business and (ii) furnish to the officers, employees and authorized agents and representatives of the Seller such additional financial and operating data and other information regarding the Business as the Seller may reasonably require to prepare the Closing Balance Sheet; provided, however, that such access shall not unreasonably interfere with the operations of the Business.

                  (b) Disputes. (i) Subject to clause (ii) of this Section 2.08(b), the Closing Balance Sheet delivered by the Seller to the Purchaser shall be deemed to be, and shall be, final, binding and conclusive on the parties hereto.

                  (ii) The Purchaser may dispute any amounts reflected on the Closing Balance Sheet to the extent the net effect of such disputed amounts in the aggregate would affect the Closing Working Capital reflected on the Closing Balance Sheet by more than the Adjustment Threshold (as defined below), but only on the basis that the amounts reflected on the Closing Balance Sheet (including the Closing Working Capital) were not arrived at in accordance with (A) GAAP applied on a basis consistent with the preparation of the Reference Balance Sheet, except as provided in Section 2.08 of the Disclosure Schedule and (B)
         Section 2.08(a); provided, however, that the Purchaser shall have notified the Seller and the Seller's Accountants in writing of each disputed item, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within 20 Business Days of the Seller's delivery of the Closing Balance Sheet to the Purchaser. In the event of such a dispute, the Seller's Accountants and the Purchaser's Accountants shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto. If any such resolution by the Purchaser's Accountants and the Seller's Accountants leaves in dispute amounts the net effect of which in the aggregate would not affect the Closing Working Capital reflected on the Closing Balance Sheet by more than the Adjustment Threshold, all such amounts remaining in dispute shall then be deemed to have been resolved in favor of the Closing Balance Sheet delivered by the Seller to the Purchaser. If the Seller's Accountants and the Purchaser's Accountants are unable to reach a resolution with such effect within 10 Business Days after receipt by the Seller and the Seller's Accountants of the Purchaser's written notice of dispute, the Seller's Accountants and the Purchaser's Accountants shall submit the items remaining in dispute for resolution to PriceWaterhouseCoopers (or if such firm shall decline or is unable to act or is not, at the time of such submission, independent of the Seller and the Purchaser, to another independent accounting firm of international reputation mutually acceptable to the Purchaser and the Seller) (either PriceWaterhouseCoopers or such other accounting firm being referred to herein as the "INDEPENDENT ACCOUNTING FIRM"), which shall, within 10 Business Days after such submission, determine and report to the Seller and the Purchaser upon such remaining disputed items, and such report shall be final, binding and conclusive on the Seller and the Purchaser. The fees and disbursements of the Independent Accounting Firm shall be allocated between the Seller and the Purchaser in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted.

                  (iii) In acting under this Agreement, the Purchaser's Accountants, the Seller's Accountants and the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

                  (c) Purchase Price Adjustment. The Closing Balance Sheet shall be deemed final for the purposes of this Section 2.08 upon the earlier of (A) the failure of the Purchaser to notify the Seller of a dispute within 20 Business Days of the Seller's delivery of the Closing Balance Sheet to the Purchaser, (B) the resolution of all disputes, pursuant to Section 2.08(b)(ii), by the Purchaser's Accountants and the Seller's Accountants and (C) the resolution of all disputes, pursuant to Section 2.08(b)(ii), by the Independent Accounting Firm. Within three Business Days of the Closing Balance Sheet being deemed final, a Purchase Price adjustment shall be made as follows:

                  (i) in the event that the Reference Working Capital exceeds the Closing Working Capital by at least $175,000 (the "ADJUSTMENT THRESHOLD"), then the Purchase Price shall be adjusted downward in an amount equal to such excess over the Adjustment Threshold, and the Seller shall, within three Business Days of such determination, pay such amount, together with interest thereon, from the Closing Date through the date of payment at the three-month LIBOR interest rate published in The Wall Street Journal on the date of such payment, to the Purchaser by wire transfer in immediately available funds; and

                  (ii) in the event that the Closing Working Capital exceeds the Reference Working Capital by at least the Adjustment Threshold, then the Purchase Price shall be adjusted upward in an amount equal to such excess over the Adjustment Threshold and the Purchaser shall, within three Business Days of such determination, pay the amount of such excess, together with interest thereon, from the Closing Date through the date of payment at the three-month LIBOR interest rate published in The Wall Street Journal on the date of such payment, to the Seller by wire transfer in immediately available funds.

                  SECTION 2.09. Allocation of the Purchase Price. Purchaser and Seller agree that the aggregate fair market value of the Shares, the Partnership Interests, the Assets, the covenant set forth in Section 5.09 and, for purposes of the Election under Section 7.07, the assets of Dataforms (such value, the "AGGREGATE FAIR MARKET VALUE"), will be appraised (the "APPRAISAL") at Purchaser's expense by an appraisal firm of Purchaser's choosing. Purchaser shall prepare IRS Form 8594 allocating the Purchase Price and the Assumed Liabilities (including any adjustments to the Purchase Price pursuant to Section 2.08(c)) in accordance with Section 1060 of the Code, in light of the Aggregate Fair Market Value as found by such appraisal firm and such other information as required by IRS Form 8594, and shall forward it within 120 days after Closing to Seller for its approval, which approval shall not be unreasonably withheld. Purchaser and Seller shall each file with their respective federal income tax return for the tax year in which the Closing occurs, IRS Form 8594 containing the information agreed upon by the parties pursuant to the immediately preceding sentence. Purchaser agrees to report the purchase of the Shares, the Partnership Interests, the Assets, the covenant set forth in
Section 5.09 and, for purposes of the Election under Section 7.07, the assets of Dataforms, and Seller agrees to report the sale of the Shares, the Partnership Interests, the Assets, the covenant set forth in Section 5.09 and, for purposes of the Election under Section 7.07, the assets of Dataforms, on their respective income tax returns or returns of income in a manner consistent with the information agreed upon by the parties pursuant to this section and contained in its IRS Form 8594. In the event that the Purchase Price is increased or decreased after the taxable year that includes the Closing Date as a result of an adjustment to the Purchase Price pursuant to Section 2.08(c) or as a result of any indemnity payment hereunder, Purchaser and Seller shall each file a supplemental asset acquisition statement on Form 8594 that is consistent with the information agreed upon by the parties pursuant to this section with its respective income tax return or returns of income for the taxable year in which the increase or decrease, as the case may be, is properly taken into account.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

                  Except as disclosed in the Disclosure Schedule, the Seller hereby represents and warrants to the Purchaser as follows:

                  SECTION 3.01. Organization, Authority and Qualification of the Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except for such failures to be so qualified or licensed and in good standing that, when taken together with all such failures, would not have a Material Adverse Effect. The execution and delivery of this Agreement and the Ancillary Agreements by the Seller, the performance by the Seller of its obligations hereunder and thereunder and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Seller. This Agreement has been, and, upon their execution, the Ancillary Agreements will be, duly executed and delivered by the Seller (or Affiliates of the Seller, in the case of the Ancillary Agreements), and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes, and, upon their execution, the Ancillary Agreements will constitute, legal, valid and binding obligations of the Seller (or Affiliates of the Seller, in the case of the Ancillary Agreements) enforceable against the Seller or Affiliates of the Seller in accordance with their respective terms. The Seller and its Affiliates have the requisite corporate power and authority to own or lease and to operate and use the Assets and to transact the Business as now conducted by it.

                  SECTION 3.02. No Conflict. Except as provided in Section 3.02 of the Disclosure Schedule, assuming that all consents, approvals, authorizations and other actions described in Section 3.05 have been obtained and all filings and notifications listed in Section 3.05 of the Disclosure Schedule have been made, the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Seller do not and will not (a) conflict with, violate or result in the breach of any provision of the charter or by-laws (or similar organizational documents) of the Seller or any of the Subsidiaries, (b) in any material respect, conflict with or violate any Law or Governmental Order applicable to the Seller or any of the Subsidiaries or any of their respective assets, properties or businesses, or (c) in any material respect, conflict with, result in any breach of, constitute a default (or event which, with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment or acceleration of, or result in the creation of any Encumbrance on any of the assets or properties of the Seller or any of the Subsidiaries or the loss of any material license or other material contractual right pursuant to, any contract, agreement, lease, license, permit or other instrument, or any award writ, decree, judgment or ruling to which the Seller or any of the Subsidiaries is subject or to which the Seller or any of the Subsidiaries is a party or by which any of such assets or properties is bound or affected.

                  SECTION 3.03. Subsidiaries. (a) Section 3.03(a) of the Disclosure Schedule sets forth for each Subsidiary its name, type of entity, the jurisdiction and date of its incorporation or organization, its authorized capital stock, partnership capital or equivalent, the number and type of its issued and outstanding shares of capital stock, partnership interests or similar ownership interests and the current ownership of such shares, partnership interests or similar ownership interests.

                  (b) Each Subsidiary that is a corporation: (i) is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, (ii) has all necessary corporate power and authority to own, operate or lease the properties and assets owned, operated or leased by such Subsidiary and to carry on its business as it is currently conducted by such Subsidiary and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable, except for such failures that would not have a Material Adverse Effect. Each Subsidiary that is not a corporation: (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by such Subsidiary and to carry on its business as it is currently conducted by such Subsidiary and
(iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable, except for such failures as would not have a Material Adverse Effect.

                  (c) True and complete copies of the charter and by-laws (or similar organizational documents), in each case as in effect on the date hereof, of each Subsidiary have been made available to the Purchaser.

                  SECTION 3.04. Capitalization of the Subsidiaries. (a) The authorized capital stock of Dataforms consists of 9,000 shares of common stock, par value $1.00 per share ("DATAFORMS COMMON STOCK"). As of the date hereof, 100 of such shares are issued and outstanding, have been duly authorized and are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of Dataforms Common Stock was issued in violation of any preemptive rights. There are no options, warrants, subscription rights, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of Dataforms or obligating either Dataforms or the Seller to issue, exchange or sell any shares of capital stock of, or other interest in, Dataforms. There are no outstanding contractual obligations of Dataforms to repurchase, redeem or otherwise acquire any shares of Dataforms Common Stock, to sell treasury stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. The Dataforms Shares constitute all the issued and outstanding capital stock of Dataforms and are owned of record and beneficially by the Seller free and clear of all Encumbrances (except for any Encumbrances arising out of, under or in connection with this Agreement).

                  (b) The authorized capital stock of Crain-Drummond consists of an unlimited number of shares of common stock, no par value ("CRAIN-DRUMMOND COMMON STOCK"). As of the date hereof, 5,101 of such shares are issued and outstanding, have been duly authorized and are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of Crain-Drummond Common Stock was issued in violation of any preemptive rights. There are no options, warrants, subscription rights, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of Crain-Drummond or obligating either Crain-Drummond or the Seller to issue, exchange or sell any shares of capital stock of, or other interest in, Crain-Drummond. There are no outstanding contractual obligations of Crain-Drummond to repurchase, redeem or otherwise acquire any shares of Crain-Drummond Common Stock, to sell treasury stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. The Crain-Drummond Shares constitute all the issued and outstanding capital stock of Crain-Drummond and are owned of record and beneficially by the Seller free and clear of all Encumbrances (except for any Encumbrances arising out of, under or in connection with this Agreement).

                  (c) The Partnership Interests constitute all of the partnership or other equity interests in Formcraft and are owned of record and beneficially by Formcraft Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of the Seller ("FORMCRAFT HOLDINGS"), and Seller, free and clear of all Encumbrances (except for any Encumbrances arising out of, under or in connection with this Agreement). There are no options or other rights, agreements, arrangements or commitments of any character relating to the Partnership Interests or obligating either Formcraft, Seller or Formcraft Holdings to issue, exchange or sell any partnership interests of, or other interest in, Formcraft. There are no outstanding contractual obligations of Formcraft to repurchase, redeem or otherwise acquire any of the Partnership Interests or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

                  (d) The authorized capital of Seller's indirect subsidiary, Gesfa, consists of an unlimited number of shares of common stock, no par value ("GESFA COMMON STOCK"). As of the date hereof, 100 of such shares are issued and outstanding and have been duly authorized and are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of Gesfa Common Stock was issued in violation of any preemptive rights. There are no options, warrants, subscription rights, convertible securities or other rights, agreements, arrangements or commitments or any character relating to the capital stock of Gesfa or obligating either Gesfa or the Seller to issue, exchange or sell any shares of capital stock of, or other interest in, Gesfa.

There are no outstanding contractual obligations of Gesfa to repurchase, redeem or otherwise acquire any shares of Gesfa Common Stock, to sell treasury stock, or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. The Gesfa Common Stock constitutes all of the issued and outstanding capital stock of Gesfa and is owned of record and beneficially by Crain-Drummond, free and clear of all Encumbrances (except for any Encumbrances arising out of, under or in connection with this Agreement).

                  SECTION 3.05. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and each Ancillary Agreement by the Seller or Affiliates of Seller do not and will not require any material consent, approval, authorization or other order of, action by, filing or registration with or notification to, any Governmental Authority, except (a) as described in Section 3.05 of the Disclosure Schedule or (b) the notification requirements of the HSR Act.

                  SECTION 3.06. Financial Information. (a) Section 3.06(a) of the Disclosure Schedule contains true and complete copies of (i) the audited balance sheet of the Business for the fiscal year ended as of September 30, 1999 and the related audited statements of income and net assets and cash flows for the Business for the year ended September 30, 1999 and the audited balance sheet of the Business as March 31, 2000 and the related audited statements of income and net assets and cash flows of the Business for the six-month period then ended (collectively, including the related notes and schedules thereto, the "AUDITED FINANCIAL STATEMENTS"), together with the auditors' reports thereon, and (ii) the audited March 31, 2000 balance sheet revised to include adjustments necessary to reflect certain Excluded Assets and Excluded Liabilities and modifications of certain corporate allocations (the "REFERENCE BALANCE SHEET"). The Audited Financial Statements have been prepared in accordance with GAAP and fairly present the financial condition and results of operations of the Business as of and for the periods indicated in the Audited Financial Statements. The Reference Balance Sheet has, except as provided in the notes thereto, been prepared in accordance with GAAP and fairly presents the Assets and Assumed Liabilities as of March 31, 2000.

                  (b) Section 3.06(b) of the Disclosure Schedule contains true and complete copies of the unaudited statements of income for the fiscal years ended September 30, 1998 and 1997 (the "UNAUDITED FINANCIAL STATEMENTS"). Except as set forth in Section 3.06(b) of the Disclosure Schedule, the Unaudited Financial Statements have been prepared in accordance with GAAP and fairly present the results of operations of the Business for the periods indicated therein.

                  SECTION 3.07. No Undisclosed Liabilities. There are no liabilities of any nature (whether absolute, accrued, contingent or otherwise and whether matured or unmatured) that would be required to be reflected on a balance sheet prepared in conformity with GAAP, of the Seller or any of its Affiliates related to the Business, other than (i) liabilities reflected or reserved against on the Reference Balance Sheet or (ii) liabilities incurred since the date of the Reference Balance Sheet in the ordinary course of business.

                  SECTION 3.08. Customers and Suppliers. (a) Section 3.08(a) of the Disclosure Schedule lists the twenty most significant customers (by revenue) of the Business for the twelve-month period ended September 30, 1999 and the amount for which each such customer was invoiced during such period. Neither the Seller nor any of the Subsidiaries has received any written notice (or to the knowledge of the Seller, any other notice), that any such customer has ceased or has substantially reduced, or intends to cease or substantially reduce, the use of products, equipment, goods or services of the Business at any time.

                  (b) Section 3.08(b) of the Disclosure Schedule lists the names of the top twenty suppliers of the Business that sold goods, merchandise or services to the Business during the twelve-month period ended September 30, 1999 and the amount that the Seller was invoiced by each supplier during such period. Neither the Seller nor any of the Subsidiaries has received any written notice (or to the knowledge of the Seller, any other notice) that any such supplier has reduced or ceased supplying or intends to reduce or cease supplying, or has substantially increased or intends to substantially increase the amount charged to the Seller or any of the Subsidiaries for any raw materials, supplies, merchandise and other goods or services of the Business at any time.

                  SECTION 3.09. Litigation. Except as disclosed in Section 3.12 or 3.14(e) of the Disclosure Schedule, there are no material Actions by or against the Seller or any of the Subsidiaries pending, or to the Seller's knowledge, threatened relating to, affecting or arising out of, the Assets or the Business. Except as disclosed in Section 3.09 of the Disclosure Schedule, there are no judgments or outstanding orders, injunctions, decrees, stipulations or awards rendered by a Governmental Authority against the Seller or any of the Subsidiaries, the Assets or the Business.

                  SECTION 3.10. Compliance with Laws. The Seller and each of the Subsidiaries are conducting, and at all times during the past five years have conducted, the Business, in all material respects, in accordance with all Laws and Governmental Orders applicable to the Seller and each of the Subsidiaries, the Assets and the Business, and neither the Seller nor any of the Subsidiaries is, and at no time during the past five years has been, in violation, in any material respect, of any such Law or Governmental Order. Neither the Seller nor any Subsidiary has at any time in the last five years: (i) received any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding actual, alleged, possible or potential material violation of, or material failure to comply with, any Law, on the part of the Seller or any of the Subsidiaries in connection with the conduct of the Business or (ii) conducted any internal investigation concerning any actual alleged material violation of any Law (regardless of the outcome of such investigation) on the part of the Seller or any of the Subsidiaries or any of their respective officers, directors, employees, agents or representatives in connection with the conduct of the Business.

                  SECTION 3.11. Permits and Licenses. The Seller or a Subsidiary, as applicable, currently holds all material permits, licenses, authorizations, certificates, exemptions and approvals of Governmental Authorities (collectively, "PERMITS") necessary or proper for the current ownership use, occupancy and operation of the Assets and the conduct of the Business, and all such Permits are in full force and effect. Neither the Seller nor any Subsidiary has received any written notice from any Governmental Authority challenging, revoking, materially modifying or refusing to renew any material Permit or providing notice of material violations under any Law or Permit. The Seller and the Subsidiaries are in all material respects in compliance with the Permits.

                  SECTION 3.12. Environmental Matters. (a) Except as disclosed in Section 3.12(a) of the Disclosure Schedule, to the Seller's knowledge, (i) the Seller and each of the Subsidiaries, in connection with the Business and the Assets, is in material compliance with all applicable Environmental Laws and has obtained and is in material compliance with all permits issued pursuant thereto,
(ii) there are no material written claims, enforcement proceedings or litigation pursuant to any Environmental Law pending or threatened, against the Seller or any of the Subsidiaries in connection with the Business or the Assets, (iii) the Seller, in connection with the Business, does not currently lease, operate or own any Real Properties that are listed or are threatened to be listed on a federal or state "Superfund" list or with respect to which there is any pending or threatened material proceeding or investigation under any Environmental Law, and (iv) the Seller has provided the Purchaser with copies of any and all material environmental assessments or audit reports or other similar studies or analyses, generated within the last five years and in the Seller's or any of the Subsidiaries' possession, that relate to the Real Property.

                  (b) The Purchaser acknowledges that the representations and warranties contained in this Section 3.12 are the only representations and warranties being made with respect to compliance with or liability under Environmental Laws or with respect to any environmental matter or condition, including natural resources, related in any way to the Business, the Assets or the Real Property or to this Agreement or its subject matter, and that no other representation contained in this Agreement shall apply to any such matters and no other representation or warranty, express or implied, is being made with respect thereto.

                  SECTION 3.13. Material Contracts. (a) Section 3.13(a) of the Disclosure Schedule lists each of the following contracts and agreements of the Seller and each of the Subsidiaries that are related primarily to the Business (such contracts and agreements being "MATERIAL CONTRACTS"):

                  (i) all contracts and agreements that contemplate an exchange of value in excess of $5,000,000 in the aggregate in one year;

                  (ii) all contracts and agreements relating to Indebtedness of the Seller or any Subsidiary specifically related to the Business or the Assets;

                  (iii) all contracts and agreements with any Governmental Authority to which the Seller or any Subsidiary is a party and which are primarily related to the Business and involve aggregate consideration in excess of $5,000,000 in one year;

                  (iv) all contracts and agreements included in the Assets that limit or purport to limit the ability of the Seller or any Subsidiary to compete in any line of business or with any Person or in any geographic area or during any period of time;

                  (v) all contracts and agreements between or among the Seller or any Affiliate of the Seller which are primarily related to the Business;

                  (vi) all employment agreements with employees employed in connection with the Business;

                  (vii) all collective bargaining agreements with any labor unions or associations representing employees of the Seller or any Subsidiary employed in connection with the Business;

                  (viii) all joint venture, limited liability company or partnership agreements, or other agreements (however named) involving a sharing of profits, losses, costs or liabilities by the Seller or any Subsidiary with any other Person;

                  (ix) all material agreements with distributors or franchisees of the products and services provided by the Business not terminable on 30 days' (or less) notice;

                  (x) any lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other contract or arrangement affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property and involving annual aggregate payments in excess of $500,000;

                  (xi) any material license relating to any Business Intellectual Property;

                  (xii) any agreement relating to the sale or disposition of material Assets (other than in the ordinary course of business);

                  (xiii) any agreement entered into during the past 10 years relating to the purchase of any business, corporation or other entity (or all or any substantial portion of the assets of any business, corporation or other entity) by Seller or any Subsidiary to the extent that such business, corporation or other entity or its assets currently comprises part of the Business and involving aggregate consideration in excess of $5,000,000; and

                  (xiv) any material contract or other arrangement entered into during the past five years other than in the ordinary course of business and involving aggregate payments in excess of $1,000,000.

                  (b) Neither the Seller nor any of the Subsidiaries is in material breach of, or material default under, any Material Contract, and, to the knowledge of the Seller, no event has occurred that, with notice or lapse of time, or both, would constitute such a breach or default or permit termination, modification or acceleration under any Material Contract. Neither the Seller nor any of the Subsidiaries has received any written notice of material breach, or material default under, or termination of, any Material Contract. To the knowledge of the Seller, no other party to any Material Contract is in material breach thereof or default thereunder. Except as set forth in Section 3.13(b) of the Disclosure Schedule, each Material Contract is in full force and effect and is a valid agreement or commitment of the Seller or a Subsidiary, enforceable against Seller or such Subsidiary in accordance with its terms and, to the knowledge of Seller, is a valid agreement or commitment of each other party thereto, enforceable against each party in accordance with its terms (subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors' rights generally and subject in each case, as to enforceability, to the effect of general principles of equity).

                  SECTION 3.14. Intellectual Property. (a) Section 3.14(a) of the Disclosure Schedule sets forth a true and complete list of all material patents, patent applications, registered copyrights, and registered trademarks and applications therefor included in the Business Intellectual Property that are owned by the Seller or an Affiliate of the Seller, including, if applicable, serial, patent or registration number and the country of registration of such items of Business Intellectual Property.

                  (b) Section 3.14(b) of the Disclosure Schedule sets forth a true and complete list of all material license agreements between the Seller or an Affiliate of the Seller and third parties included in the Business Intellectual Property.

                  (c) The Seller or an Affiliate of the Seller is the owner of all right, title and interest in and to, or has a valid license to use, each item of the material Business Intellectual Property. No item of material Business Intellectual Property is subject to any outstanding injunction, judgment, order, decree or ruling that would materially impair the validity or enforceability of such item or Seller's or such Affiliate's right to use such item. Except as disclosed in Section 3.14(c) of the Disclosure Schedule, all rights of the Seller or an Affiliate of the Seller in and to the material Business Intellectual Property are transferable to the Purchaser on terms and conditions substantially similar to the Seller's or such Affiliate's terms and conditions immediately prior to the Closing with respect to such Business Intellectual Property as contemplated by this Agreement.

                  (d) Except as described in Section 3.14(d) of the Disclosure Schedule, to the knowledge of the Seller, no third party is infringing or misappropriating any of the material Business Intellectual Property and neither the Seller nor any Affiliate of the Seller has sent or otherwise communicated to another Person any notice, charge, claim or other assertion of any such ongoing infringement or misappropriation.

                  (e) Except as described in Section 3.14(e) of the Disclosure Schedule, there are no outstanding material claims asserted in writing (or to the knowledge of Seller, otherwise asserted) that the use of any material Business Intellectual Property by the Seller or an Affiliate of the Seller constitutes an infringement or misappropriation by Seller or any Affiliate of Seller of any patent, trademark, service mark, copyright or other intellectual property right in any material respect of any third party.

                  (f) The Seller or an Affiliate of the Seller has the right to use the material Business Intellectual Property as currently used in the Business and no other Person or entity has the right to use any of the material Business Intellectual Property as currently used in the Business, except pursuant to the Material Contracts. The Business Intellectual Property transferred pursuant to this Agreement constitutes all of the intellectual property rights necessary to conduct the Business as currently conducted, and Seller's and each Affiliate of Seller's use of the Business Intellectual Property in the conduct of the Business, as currently conducted, does not, to the knowledge of Seller, infringe on any intellectual property rights of any other Person.

                  SECTION 3.15. Real Property. (a) Section 3.15(a) of the Disclosure Schedule lists the address of each plant, office, warehouse and other parcels of real property at which Assets are located or from which the Business is conducted and which are owned by the

Seller or any Subsidiary (together with all buildings and other structures, facilities or improvements located thereon and all fixtures attached or appurtenant thereto, the "OWNED REAL PROPERTY") and the current use of each such parcel of Owned Real Property. Except as set forth in Section 3.15(a) of the Disclosure Schedule: (i) the Seller or a Subsidiary, as applicable, holds fee simple title to the Owned Real Property, free from of all Encumbrances (other than Permitted Encumbrances or other Encumbrances which would not materially and adversely affect Seller's or such Subsidiary's, as applicable, use and enjoyment of the Owned Real Property); (ii) neither the Seller nor any Subsidiary has, within the last two years, made any title claims, and neither the Seller nor any Subsidiary has any currently outstanding any title claims, under any policy of title insurance respecting the Owned Real Property; (iii) no condemnation or eminent domain proceeding against any of the Owned Real Property is pending or, to the knowledge of the Seller, threatened; (iv) there are no licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, to which Seller or any Subsidiary is a party, granting to any Person or entity the right to purchase, use or occupy any of the Owned Real Property; and (v) neither the Seller nor any Subsidiary has received notice of any special assessment relating to any Owned Real Property or any portion thereof, and the Seller has no knowledge of any pending or threatened special assessment.

                  (b) Section 3.15(b) of the Disclosure Schedule lists (i) the address of each plant, office, warehouse and other parcels of real property at which Assets are located or from which the Business is conducted and which are leased by the Seller or any Subsidiary as tenant (together with all buildings and other structures, facilities or improvements located thereon and all fixtures attached or appurtenant thereto, the "LEASED REAL PROPERTY", and, together with the Owned Real Property, the "REAL PROPERTY") and (ii) the current use of each such parcel of Leased Real Property. The Seller or a Subsidiary, as applicable, holds good and valid leasehold title to all of the Leased Real Property, in each case in accordance with the provisions of the applicable lease or sublease for such Leased Real Property and free of all Encumbrances (other than Encumbrances affecting the underlying fee estate and Permitted Encumbrances). Except as set forth in Section 3.15(b) of the Disclosure
Schedule: (i) all of the Leases are legally valid, binding, enforceable and in full force and effect and grant in all material respects the leasehold estates or rights of occupancy or use they purport to grant, and such Leases will not cease to be legal, valid, binding, enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such Leases or otherwise give any landlord a right to terminate any Lease; and (ii) there are no pending or, to the knowledge of Seller, threatened condemnation proceedings with respect to any of the Leased Real Property.

                  (c) Except as described in Section 3.15(c) of the Disclosure Schedule, there is no material violation of any Law relating to any of the Real Property. Except as set forth in Section 3.15(c) of the Disclosure Schedule, neither the Seller nor any Subsidiary has leased or subleased any parcel or any portion of any material parcel of Real Property to any other Person, nor has the Seller or any Subsidiary assigned its interest under any lease to any third party in any material Leased Real Property (collectively, the "LEASES"). Except as set forth in Section 3.15(c) of the Disclosure Schedule: (i) all improvements located on the Owned Real Property and the Leased Real Property are, in the aggregate, in good condition and repair (normal wear and tear accepted) and (ii) none of the improvements on the Owned Real Property or the Leased Real

Property encroach on any property owned by any other Person in any way that materially affects the use of such Owned or Leased Real Property and to the knowledge of Seller, no improvements located on any property owned by any Person in any way that materially affects the use of such Owned or Leased Real Property encroaches on any portion of the Owned Real Property or Leased Real Property.

                  (d) The real property set forth in Sections 3.15(a) and 3.15(b) of the Disclosure Schedule constitutes all the material real property used, held or intended to be used in, and all such real property necessary in the conduct of the Business. All rights of the Seller or any Subsidiary in each item of Real Property are transferable to the Purchaser on terms and conditions substantially similar to the Seller's or such Subsidiary's, as the case may be, terms and conditions immediately prior to the Closing with respect to each item of Real Property and as contemplated by this Agreement.

                  SECTION 3.16. Employee Benefit Matters. (a) With respect to each written employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA) maintained or contributed to by the Seller or any Subsidiary under which current or former employees of the Business ("BUSINESS EMPLOYEES") are eligible to receive benefits or coverage, or with respect to which the Seller or any Subsidiary could incur liability under Section 4069, 4212(c) or 4204 of ERISA (the "PLANS"), the Seller has made available to the Purchaser a copy of (i) the most recent annual report (Form 5500) filed with the IRS and the most recent actuarial report prepared for such Plan, (ii) such Plan,
(iii) each trust agreement relating to such Plan, (iv) the most recent summary plan description for each Plan for which a summary plan description is required and (v) the most recent determination letter, if any, issued by the IRS with respect to any Plan intended to be qualified under Section 401(a) of the Code.
Section 3.16(a) of the Disclosure Schedule contains a complete and accurate list of the Plans.

                  (b) Except for the liability to make benefit payments in the ordinary course of the operation of any Plan (or spun-off portion of any Plan) expressly assumed by the Purchaser under the terms of this Agreement (i) no event has occurred, and (ii) there exists no condition or set of circumstances in connection with which the Seller or Purchaser would be subject to any material liability under the terms of the Plans, ERISA, the Code or any other applicable Law (including, without limitation, pursuant to Title IV of ERISA).

                  (c) The Seller has made available to the Purchaser (i) copies of all employment agreements applicable to Business Employees, (ii) copies of all severance agreements, programs and policies of the Seller and the Subsidiaries applicable to Business Employees, and (iii) copies of all plans, programs, agreements and other arrangements of the Seller or any Subsidiary applicable to Business Employees which contain change in control provisions.

                  (d) Except as provided in Section 3.16(d) of the Disclosure Schedule or as otherwise required by Law, no Plan provides retiree medical or retiree life insurance benefits to any person.

                  (e) Each Plan that covers any employee or former employee of any foreign Subsidiary or is otherwise not subject to ERISA or the Code has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations (including without limitation any special provisions relating to the tax status of contributions to, earnings of or distributions from such Plans where relating to the tax status of contributions to, earnings of or distributions from such Plans where each such Plan was intended to have such tax status) and, to the knowledge of the Seller has been maintained in good standing with applicable regulatory authorities.

                  (f) Except as set forth in Section 3.16(f) of the Disclosure Schedule, and except as provided by law, the employment of all Persons presently employed or retained in connection with the Business is terminable at will. Neither the Seller nor any Subsidiary has any material liability, whether absolute or contingent, including any obligations under the Plans, with respect to any misclassification of a Person performing services in connection with the Business as an independent contractor rather than as an employee.

                  (g) Except to the extent that the Purchaser would have no material liability therefore at any time (1) neither the Seller nor any plan fiduciary of any Plan have engaged in any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code, or have otherwise violated the provisions of Part 4 of Title I, Subtitle B of ERISA, and (2) the Seller and the Subsidiaries have not knowingly participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Plan (or other employee benefit plan subject to ERISA) and have not been assessed any civil penalty under Section 502(l) of ERISA.

                  (h) Except as set forth in Section 3.16(h) of the Disclosure Schedule, to the knowledge of the Seller, if, immediately prior to the Closing Date, the Seller and its ERISA Affiliates were to withdraw from all Plans that are "multiemployer plans" as defined in Section 3(37) or 4001(a)(3) of ERISA (each, a "MULTIEMPLOYER PLAN"), the aggregate liability under Title IV of ERISA pursuant to such withdrawals would not exceed $50,000.

                  (i) Except for the payment of benefits in the ordinary course, there is no action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitral action, governmental audit or investigation relating to or seeking benefits under any Plan that is pending, or to the knowledge of the Seller threatened or anticipated against the Seller, any ERISA Affiliate or any Plan.

                  (j) Neither Seller nor any ERISA Affiliate has any announced plan or legally binding commitment to create any additional Plans which are intended to cover employees or former employees of the Business or to amend or modify any existing Plan other than to maintain the Plans in compliance with applicable law.

                  (k) Except to the extent that the Purchaser would have no material liability therefore at any time, no event has occurred in connection with which the Seller or any ERISA Affiliate or any Plan, directly or indirectly, could be subject to any material liability (A) under any statute, regulation or governmental order relating to any Plans, (B) pursuant to any obligations of the Seller or any Subsidiary to indemnify any Person against liability incurred under any such statute, regulation or order as they relate to the Plans or (C) under or in respect of any employee benefit plan, program or arrangement maintained or contributed to by an ERISA Affiliate (other than a Subsidiary).

                  (l) Except as set forth in Section 3.16(l) of the Disclosure Schedule, neither the execution and delivery of this Agreement or other related agreements by the Seller nor the consummation of the transactions contemplated hereby will result in the acceleration or creation of any rights of any Person to benefits under any Plan (including, without limitation, the acceleration of the accrual or vesting of any benefits under any Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

                  (m) Each Plan listed in Section 3.16(d) of the Disclosure Schedule may be amended or terminated without incurring any material liability other than for benefits accrued through the date of such amendment or termination.

                  SECTION 3.17. Labor Matters. Except as provided in Section
3.17 of the Disclosure Schedule, neither the Seller nor any Subsidiary is a party to any labor agreement with respect to its employees with any labor organization, group or association. Except as set forth in Section 3.17 of the Disclosure Schedule, to the Seller's knowledge, during the most recent five years it has not experienced any attempt by organized labor or its representatives to make the Seller or any Subsidiary conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of the Seller. The Seller and the Subsidiaries are in material compliance with all applicable Laws respecting employment practices, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice. Except as set forth in Section 3.17 of the Disclosure Schedule, (a) there is no material unfair labor practice charge or material complaint against the Seller or any Subsidiary pending before the National Labor Relations Board or any comparable state agency and (b) during the most recent five years, there have been no labor strikes, labor disturbances or work stoppages or other material labor disputes pending against the Seller or any Subsidiary.

                  SECTION 3.18. Taxes. Except as set forth in Section 3.18 of the Disclosure Schedule, (a) all returns and reports in respect of Taxes required to be filed by the Subsidiaries or in which the Subsidiaries are required to be included have been timely filed; (b) all Taxes required to be shown on such returns and reports or otherwise due have been timely paid; (c) all such returns and reports are true, correct and complete in all material respects; (d) no adjustment relating to such returns has been proposed formally or informally by any Tax authority and, to the knowledge of the Seller, no basis exists for any such adjustment; (e) there are no pending or, to the knowledge of the Seller, threatened Actions for the assessment or collection of Taxes against the Subsidiaries or (insofar as either relates to the activities or income of the Seller or the Business or could result in liability of the Subsidiaries on the basis of joint and/or several liability) any corporation that was includible in the filing of a return with the Seller on a consolidated or combined basis;
(f) no consent under Code Section 341(f) has been filed with respect to the Subsidiaries; (g) there are no Tax liens on any properties or assets of the Subsidiaries, the Assets and the Business; (h) there are no proposed reassessments of any property owned by the Seller, the Subsidiaries or the Business or other proposals that could increase the amount of any Tax to which the Business would be subject; (i) none of the Subsidiaries (x) has filed a consent under Code Section 341(f) concerning collapsible corporations or (y) has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii); (j) none of the Subsidiaries is a party to, or is bound by, or has any obligation under any Tax allocation or sharing agreement (including indemnity arrangements), and, after the Closing Date, no Subsidiary shall be a party to, bound by or have any obligation under any Tax allocation or a sharing agreement or have any liability thereunder for amounts due in respect of periods prior to the Closing Date; (k) none of the Subsidiaries (i) has been a member of any affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is Seller) and (ii) has any liability for the Taxes of any other Person (other than an entity that is a member of the consolidated group of corporations that has Seller as its common parent) as defined in Section 7701(a)(1) of the Code under Treas. Reg. 1.1502-6 (or similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise; (l) none of the Assets or the assets and properties of the Subsidiaries and the Business (i) are required to be treated as being owned by any other Person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code, (ii) secures any debt the interest on which is tax-exempt under Code Section 103(a), or (iii) is tax-exempt use property within the meaning of Code Section 168(h); (m) none of the Subsidiaries has agreed to or is required to make any adjustment pursuant to Coe Section 481(a) by reason of a change in accounting method and none of the Subsidiaries have knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method; (n) none of the Subsidiaries has agreed to or is required to make any adjustment under Section 482 of the Code or any other provision of law concerning transferring pricing; and (o) no agreement that is to be assumed by Buyer or any Affiliate hereunder requires the making of any payment that will not be deductible under Code Section 280G and none of the Subsidiaries has made any payments, nor is any of them obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that will not be deductible under Code Section 280G.

                  SECTION 3.19. Assets. Except as disclosed in Section 3.19(a) of the Disclosure Schedule, the Seller or a Subsidiary, as the case may be, has good and marketable title to, or in the case of property held under lease or other contract or agreement, a valid and enforceable right to use the Assets free and clear of all Encumbrances, except Permitted Encumbrances. Except as set forth in Section 3.19(b) of the Disclosure Schedule, the Assets constitute all the assets necessary to conduct the Business as currently conducted on the date hereof.

                  SECTION 3.20. Brokers. Except for Credit Suisse First Boston Corporation, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of the Seller. The Seller is solely responsible for the fees and expenses of Credit Suisse First Boston Corporation.

                  SECTION 3.21. Absence of Changes of Events. Except as disclosed in Section 3.21 of the Disclosure Schedule and except as otherwise contemplated by this Agreement, since March 31, 2000, there has been no: (a) change in, or event, occurrence or development which has had or could reasonably be expected to have a Material Adverse Effect;

(b) change in accounting methods, principles or practices used by the Seller or any Subsidiary in connection with the Business; (c) increase in the compensation payable to or the benefits afforded any of the Transferred Employees, or any increase in the rate or terms of any bonus, pension, insurance, severance, deferred compensation, retirement, profit sharing, or other employee benefit plan or compensation or commission arrangement covering any of the Transferred Employees other than in the ordinary course of business; (d) cancellation or termination (other than at the expiration of its stated term) of any Contract, which, if in effect on the date hereof, would be required to be listed in
Section 3.13(a) of the Disclosure Schedule; (e) sale, assignment or transfer of any material portion of the assets or properties owned, operated or leased by the Seller or any Subsidiary and used in the conduct of the Business, other than in the ordinary course of business; (f) material damage, destruction or loss (whether or not covered by insurance) adversely affecting the assets, property or business of the Seller or any Subsidiary used in the conduct of the Business;
(g) material, adverse change in relations between the Seller or any Subsidiary and employees of the Business; (h) capital expenditure related to the Business involving payments in excess of $500,000 individually; (i) material change in collection policies or payment terms applicable to any of the suppliers, distributors or customers of the Business; (j) cancellation of, waiver or release of any material right or claim of the Seller or any Subsidiary relating to the Business; or (k) agreement by the Seller or any Subsidiary, whether or not in writing, to do any of the things described in this Section 3.21.

                  SECTION 3.22. Insurance. Section 3.22 of the Disclosure Schedule sets forth a true and correct list of all insurance policies maintained by the Seller or any Subsidiary related to the Business (the "BUSINESS INSURANCE POLICIES"). The Seller maintains, with responsible insurance carriers, property and general liability insurance related to the Business. Such Business Insurance Policies and binders are in full force and effect.

                  SECTION 3.23. Warranty Disclaimer. The representations and warranties of the Seller set forth in this Article III are the only representations and warranties made by the Seller with respect to the Business and the Assets. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE SELLER MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER RELATING TO THE ASSETS OR THE BUSINESS INTELLECTUAL PROPERTY, INCLUDING THE CONDITION OF THE ASSETS OR THE BUSINESS INTELLECTUAL PROPERTY, THEIR MERCHANTABILITY OR THEIR FITNESS FOR ANY PARTICULAR PURPOSE.

                  SECTION 3.24. Replacement of Assets. Except as set forth in
Section 3.24 of the Disclosure Schedule, the replacement cost for comparable personal property included in the Excluded Assets located in the Celina, Ohio plant shall not exceed $2,500,000 (in constant dollars) in the aggregate.

                  SECTION 3.25. Projected Benefit Obligations. Seller's best, good faith estimate of the FAS 87 Projected Benefit Obligation with respect to the Transferred Employee participants in The Reynolds and Reynolds Company Retirement Plan, The Reynolds and Reynolds Supplemental Pension Plan and The Reynolds and Reynolds Salary Continuation Plan as of June 30, 2000, determined in accordance with GAAP, does not exceed $33.5 million. Such estimate was based upon the actuarial assumptions set forth in Schedule 6.03(a)(ii).

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser hereby represents and warrants to the Seller as follows:

                  SECTION 4.01. Organization and Authority of the Purchaser. The Purchaser is a corporation duly organized and validly existing and in good standing under the laws of Delaware and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by the Purchaser, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been, and upon their execution the Ancillary Agreements will be, duly executed and delivered by the Purchaser (or Affiliates of the Purchaser in the case of Ancillary Agreements), and (assuming due authorization, execution and delivery by the Seller) each of this Agreement constitutes, and upon their execution the Ancillary Agreements will constitute, legal, valid and binding obligations of the Purchaser (or Affiliates of the Purchaser in the case of Ancillary Agreements), enforceable against the Purchaser or Affiliates of the Purchaser in accordance with their respective terms.

                  SECTION 4.02. No Conflict. Assuming compliance with the notification requirements of the HSR Act and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03, except as may result from any facts or circumstances relating solely to the Seller, the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Purchaser, do not and will not (a) conflict with any provision of the Charter or by-laws (or other organizational documents) of the Purchaser, (b) violate any Law or Governmental Order applicable to the Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment or acceleration of, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any contract, agreement, lease, license or permit to which the Purchaser is a party or by which any of such assets or properties is bound or affected, except, in the case of clauses (b) and (c), as would not prevent or materially delay consummation by the Purchaser of the transactions contemplated by this Agreement.

                  SECTION 4.03. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is a party by the Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except (a) as described in
Section 3.05 of the Disclosure Schedule, (b) the notification requirements of the HSR Act or (c) as would not prevent or materially delay consummation by the Purchaser of the transactions contemplated by this Agreement.

                  SECTION 4.04. Litigation. Except as could not be reasonably expected, individually or in the aggregate, to prevent or materially delay consummation by the Purchaser of the transactions contemplated by this Agreement, no claim, action, proceeding or investigation is pending or, to the knowledge of the Purchaser, threatened that seeks to delay or prevent the consummation of, or which would be reasonably likely to materially adversely affect the Purchaser's ability to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

                  SECTION 4.05. Financing. The Purchaser has sufficient funds available to it from committed financing sources to consummate the transactions contemplated by, and perform its obligations under, this Agreement and the Ancillary Agreements and pay the fees and expenses it incurs in connection with such transactions and obligations.

                  SECTION 4.06. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                  SECTION 5.01. Conduct of Business Prior to the Closing. (a) Except as provided in this Agreement, or as otherwise set forth in the Disclosure Schedule (including Section 5.01 thereof), between the date of this Agreement and the Closing Date, unless the Purchaser consents in writing (which consent shall not be unreasonably withheld), the Seller will conduct, and will cause the Subsidiaries to conduct, the Business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, the Seller covenants as follows with respect to the period between the date hereof and the Closing Date.

                  (i) The Seller shall use, and shall cause the Subsidiaries to use, commercially reasonable efforts to preserve intact the present business organization of the Business, including the key management structure, and to preserve the relationships with their respective suppliers, customers, licensors, licensees, trade partners, sales representatives, employees and other Persons having business dealings with the Business; and

                  (ii) The Seller shall maintain, and shall cause the Subsidiaries to maintain, the properties, machinery and equipment related to the Business in sufficient operating condition and repair to enable the Seller and the Subsidiaries to conduct the Business in all material respects in the manner in which the Business is currently conducted.

                  (b) Except as provided in this Agreement, between the date of this Agreement and the Closing Date, the Seller will not (and will not permit any Subsidiary to) do any of the following without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld):

                  (i) except in the ordinary course of business, create any Encumbrance of any kind on any of the Assets, other than (A) Permitted Encumbrances, (B) Encumbrances that will be released at or prior to the Closing and (C) Encumbrances on Assets having a value not exceeding $500,000 in the aggregate;

                  (ii) except in the ordinary course of business, (A) sell, assign, transfer, lease or otherwise dispose of or agree to sell, assign, transfer, lease or otherwise dispose of any of the Assets or
         (B) cancel any indebtedness owed to the Seller or any Subsidiary attributable to the Business, in the case of both (A) and (B) above, having, individually or in the aggregate, a value exceeding $500,000;

                  (iii) make or adopt any change in the articles of incorporation or bylaws (or similar organizational documents) of any of the Subsidiaries as in force and effect on the date hereof;

                  (iv) enter into any agreements or contracts which would require payments attributable to the Business of more than $500,000 over any period of twelve months or enter into any agreement or contract of the type which, if in effect on the date hereof, would be required to be listed as a Material Contract on Schedule 3.13, or amend, terminate or extend any Material Contract, except contracts with any current or prospective customer of the Business entered into in the ordinary course of business that do not contemplate payments by the Seller or any Subsidiary in excess of $500,000);

                  (v) except in the ordinary course of business and consistent with past practices, (A) increase the compensation payable to or the benefits afforded any of the Transferred Employees or (B) make any amendment to any bonus, pension, insurance, severance, deferred compensation, retirement, profit sharing, or other employee benefit plan or compensation or commission arrangement covering any of the Transferred Employees;

                  (vi) change the accounting methods, principles or practices used by the Seller or any Subsidiary in connection with the Business, except where required by GAAP or the financial reporting rules of the Commission;

                  (vii) revalue any of the Assets, including, without limitation, writing off receivables or reserves, other than in the ordinary course of business;

                  (viii) cause any of the Subsidiaries to acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of, any corporation, partnership, association or other business organization or division thereof;

                  (ix) make or change any Tax election, amend any Tax return, or settle or compromise any Tax audit;

                  (x) cause any of the Subsidiaries to incur, create, assume or guarantee any Indebtedness;

                  (xi) make any change in the key management structure of the Business; and

                  (xii) agree to take any of the actions specified in this
         Section 5.01(b).

                  SECTION 5.02. Access to Information. (a) From the date hereof until the Closing, upon reasonable notice, the Seller shall, and shall cause its Subsidiaries and the officers, directors, employees, auditors and agents of the Seller or any Subsidiary to, (i) afford the officers, employees and authorized agents and representatives of the Purchaser reasonable access, during normal business hours, to the offices, properties, books and records of the Business and (ii) furnish to the officers, employees and authorized agents and representatives of the Purchaser such additional financial and operating data and other information regarding the Business as the Purchaser may from time to time reasonably request; provided, however, that such access shall not unreasonably interfere with the business or operations of the Seller.

                  (b) The Purchaser agrees that it shall preserve and keep all Books and Records in the Purchaser's possession for a period of at least eight years from the Closing Date. After such eight-year period, before the Purchaser shall dispose of any of such Books and Records, at least 90 calendar days' prior written notice to such effect shall be given by the Purchaser to the Seller, and the Seller shall be given an opportunity, at its cost and expense, to remove and retain all or any part of such Books and Records as the Seller may select.

                  (c) Each party agrees that it will cooperate with and make available to the other party, during normal business hours, all Books and Records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing Date which are necessary or useful in connection with any Tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose. The party requesting any such Books and Records, information or employees shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys' fees), reasonably incurred in connection with providing such Books and Records, information or employees. The Seller may require certain financial information relating to the Business for periods prior to the Closing Date for the purpose of filing federal, state, local and foreign Tax returns and other governmental reports, and the Purchaser agrees to furnish such required information to the Seller at the Seller's written request and expense.

                  SECTION 5.03. Confidentiality. The terms of the
Confidentiality Agreement are hereby incorporated herein by reference and shall continue in full force and effect until the Closing, at which time such Confidentiality Agreement and the obligations of the Purchaser under this
Section 5.03 shall terminate. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect in respect of the Evaluation Materials.

                  SECTION 5.04. Regulatory and Other Authorizations; Notices and Consents. (a) The Purchaser and the Seller shall each use its reasonable best efforts to promptly obtain (and to cause their respective Affiliates to obtain) all authorizations, consents, orders and approvals of all federal, state, local and non-United States Governmental Authorities and other third-parties that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, and the consummation of the transaction contemplated by, this Agreement. The Seller and the Purchaser shall cooperate in promptly seeking to obtain all such authorizations, consents, orders and approvals. Neither the Purchaser nor the Seller shall take any action (or cause their respective Affiliates to take any action) that would have the effect of delaying, impairing or impeding the receipt of any required approvals; provided that the foregoing will not prevent the Purchaser from negotiating with any Governmental Authority as provided in Section 5.04(b).

                  (b) The Purchaser and the Seller each agree to make, or to cause to be made, an appropriate filing of a notification and report form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement, and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. In addition, each party agrees to make, or to cause to be made, promptly any filing that may be required under any other antitrust or competition law or by any other antitrust or competition authority. The Purchaser agrees to use its reasonable best efforts to resolve such objections, if any, that may be asserted by any U.S. federal, state or local or non-United States antitrust or competition authority so as to enable the parties to expeditiously close the transactions contemplated by this Agreement, including committing to or effecting, by consent decree, hold separate orders, or otherwise, the sale or disposition of such of its other assets or businesses as is required to be divested in order to avoid the entry of, or to effect the dissolution of, any decree, order, judgment, injunction, temporary restraining order or other order in any suit or proceeding, that would otherwise have the effect of materially delaying or preventing the consummation of the transactions contemplated by this Agreement. In addition, without limiting the generality of the foregoing regarding Governmental Authorities, the Purchaser agrees to use its reasonable best efforts to vacate or lift any Order relating to antitrust matters that would have the effect of making the transaction contemplated by this Agreement illegal or otherwise prohibiting its consummation.

                  (c) Anything in this Agreement to the contrary notwithstanding, the Seller is not obligated to transfer to the Purchaser any of its rights and obligations in and to any of the contracts, agreements, leases, or licenses included in the Assets (the "SUBJECT CONTRACTS") without first having obtained all necessary consents and waivers required for such transfer. Except as provided in Section 5.04(c) of the Disclosure Schedule, each of the Purchaser and the Seller shall use its commercially reasonable efforts to obtain each of the consents or approvals of parties to the Subject Contracts required in connection with the transactions contemplated hereby under the terms of such Subject Contracts. To the extent that any Subject Contract is not capable of being assigned, transferred, subleased or sublicensed without the consent or waiver of the issuer thereof or the other party thereto or any third party including a government or governmental unit, or if such assignment, transfer, sublease or sublicense or attempted assignment, transfer, sublease or sublicense would constitute a breach thereof or a violation of any law, decree, order, regulation, or other governmental edict, or in the opinion of each of Purchaser and Seller is not practicable, this Agreement shall not constitute an assignment, transfer, sublease or sublicense thereof, or an attempted assignment, transfer, sublease or sublicense of any such Subject Contract.

                  (d) To the extent that the consents and waivers referred to in
Section 5.04(c) are not obtained by the Seller prior to the Closing Date, Seller shall establish arrangements that provide all material benefits of the relevant Subject Contract to the Purchaser for the remaining term of such Subject Contract (or, if sooner, the date of receipt of any required consent or waiver). At the end of the remaining term of a Transferred Contract (or, if sooner, the date of receipt of any required consent or waiver), the Seller shall have no further obligations hereunder to obtain any consent or waiver or to establish any such arrangement with respect to such Subject Contract.

                  (e) To the extent that the Purchaser and the Seller agree on an arrangement under Section 5.04(d) pursuant to which the Purchaser is provided the benefits of any Subject Contract, the Purchaser shall perform for the benefit of the issuer thereof or the other party or parties thereto the obligations of the Seller thereunder or in connection therewith. If the Purchaser shall fail to perform in any material respect any material obligation under any Subject Contract subject to the arrangements entered into pursuant to
Section 5.04(d) (and shall fail to cure such breach within any cure period provided by the relevant Subject Contract), the Seller, without waiving any rights or remedies that it may have under this Agreement or applicable law, may suspend its performance under Section 5.04(d) in respect of the instrument which is the subject of such failure to perform, unless and until such situation is remedied. If the Seller shall fail to perform in any material respect any material obligation under any Subject Contract subject to arrangements entered into pursuant to Section 5.04(d) (and shall fail to cure such breach within any cure period provided by the relevant Subject Contract), the Purchaser, without waiving any rights or remedies it may have under this Agreement or applicable law, may suspend its performance under Section 5.04(d) in respect of the instrument which is the subject of such failure to perform, unless and until such situation is remedied.

                  SECTION 5.05. Investigation. (a) The Purchaser acknowledges and agrees that it (i) has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the Business, (ii) has been furnished with or given adequate access to such information about the Business as it has requested and (iii) will not assert any claim against the Seller or any of its directors, officers, employees, agents, stockholders, Affiliates, consultants, counsel, accountants, investment bankers or representatives, or hold the Seller or any such Persons liable for any inaccuracies, misstatements or omissions with respect to information (other than any claim for breach of any of the representations, warranties covenants or agreements contained in this Agreement or any claim for indemnification under this Agreement) furnished by the Seller or any such Persons concerning the Seller or any of its Affiliates or the Business.

                  (b) In connection with the Purchaser's investigation of the Business, the Purchaser has received from the Seller certain estimates, projections and other forecasts for the Business, and certain plan and budget information. The Purchaser acknowledges that there are uncertainties inherent in attempting to make such projections, forecasts, plans and budgets, that the Purchaser is familiar with such uncertainties. The Seller makes no representation or warranty with respect to any estimates, projections, forecasts, plans or budgets referred to in this Section 5.05(b). No provision of this Section 5.05 shall in any way release the Seller from any obligation for any breach or inaccuracy of any representation, warranty, covenant or agreement of Seller contained in this Agreement.

                  SECTION 5.06. Use of the Seller's Name. Notwithstanding any other provision of this Agreement to the contrary, no interest in or right to use the names set forth in Section 5.06(a) of the Disclosure Schedule (other than the names of the Subsidiaries) or any logo, trademark or trade name or any derivation thereof of the Seller or its Affiliates with respect to, or associated with, the foregoing (collectively, the "RETAINED NAMES AND MARKS") is being transferred to the Purchaser pursuant to the transactions contemplated hereby, and the use of any Retained Names and Marks in connection with the Business by the Purchaser and its Affiliates shall cease as of the Closing Date. The Purchaser, as soon as reasonably practicable following the Closing Date, will, and will cause its Affiliates to, (a) remove or obliterate, to the extent reasonably practicable, all the Retained Names and Marks from its signs, purchase orders, invoices, sales orders, labels, letterheads, shipping documents and other items and materials of the Business and otherwise, and not put into use after the Closing Date any such items and materials not in existence on the Closing Date that bear any Retained Name or Mark or any name, mark or logo similar thereto and (b) change the corporate name of each Subsidiary whose corporate name includes any of the Retained Names and Marks or any name, mark or logo similar thereto, to another corporate name that does not include any of the Retained Names and Marks or any name, mark or logo similar thereto. Notwithstanding the foregoing, the Purchaser and the Subsidiaries may, for a period of six months following the Closing Date, use and distribute any signs, purchase orders, invoices, sales orders, labels, letterheads or shipping documents existing on the Closing Date that bear any Retained Name or Mark or any name, mark or logo similar thereto where the removal of any Retained Name or Mark or any such similar name, mark or logo would be impractical. The Purchaser agrees that the Seller shall have no responsibility for claims by third parties arising out of, or relating to, the use by the Purchaser, the Subsidiaries or any Affiliate thereof of any Retained Name or Mark after the Closing Date, and the Purchaser agrees to indemnify and hold harmless the Seller from any and all Losses arising out of the use thereof by the Purchaser, the Subsidiaries or any Affiliate thereof.

                  SECTION 5.07. No Solicitation or Negotiation. The Seller agrees that between the date of this Agreement and the earlier of (i) the Closing and (ii) the termination of this Agreement, neither the Seller nor any of its respective Affiliates, officers, directors, representatives or agents will solicit, initiate, knowingly encourage or accept any other proposals or offers from any Person relating to any acquisition or purchase of all or a substantial portion of the Assets or the Business (other than inventory to be sold in the ordinary course of the Business consistent with past practice). The Seller immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing.

                  SECTION 5.08. Use of Intellectual Property. (a) Except as permitted by the Software Licensing Agreement, from and after the Closing, the Seller and its Affiliates shall not use or disclose any of the Business Intellectual Property.

                  (b) The Seller and its Affiliates shall not use or put into use after the Closing any materials that bear any trademark, service mark, trade dress, logo, trade name or corporate name included in the Assets transferred to the Purchaser pursuant to this Agreement or any trademark, service mark, trade dress, logo, trade name or corporate name similar or related thereto.

                  SECTION 5.09. Non-Competition. (a) For a period of five years from the Closing Date, except as permitted in this Section 5.09(a), the Seller and any of its Affiliates shall not engage, directly or indirectly, in any business that competes directly with the Business, as conducted on the Closing Date, in the United States, Canada, Mexico and Puerto Rico (the "SELLER COVERED BUSINESS"). The restrictions set forth in this Section 5.09(a) shall not be construed to prohibit or restrict: (i) the Seller or any of its Affiliates from engaging in any business related to any activity which does not constitute a part of the Seller Covered Business; (ii) any minority equity investment by the Seller or any of its Affiliates in any Person in which the Seller or such Affiliate does not have the right to designate a controlling number of members of the board of directors (or similar governing body) of such entity and in which the Seller or such Affiliate collectively holds not more than 25% of the outstanding voting securities; or (iii) any business activity that would otherwise violate this Section 5.09(a) that is carried on by a Seller Acquired Company, but only if, at the time of such acquisition, the revenues derived from the Seller Covered Business by the Seller Acquired Company constitute less than 25% of the gross revenues of the Seller Acquired Company and provided that within six months of the consummation of such acquisition the Seller disposes of the portion of the Seller Acquired Company that is engaged in the Seller Covered Business, and in connection therewith offers the Purchaser the first opportunity to acquire such business.

                  (b) For a period of five years from the Closing Date, except as permitted in this Section 5.09(b), the Purchaser and any of its controlled Affiliates shall not engage, directly or indirectly, in any business that competes directly with the Automotive Forms Business, as conducted by the Seller on the Closing Date, in North America (the "PURCHASER COVERED BUSINESS"). The restrictions set forth in this Section 5.09(b) shall not be construed to prohibit or restrict: (i) any minority equity investment by the Purchaser or any of its Affiliates in any Person in which the Purchaser or such Affiliate does not have the right to designate a controlling number of members of the board of directors (or similar governing body) of such entity and in which the Purchaser or such Affiliate collectively holds not more than 25% of the outstanding voting securities or (ii) any business activity that would otherwise violate this
Section 5.09(b) that is carried on by a Purchaser Acquired Company, but only if, at the time of such acquisition, the revenues derived from the Purchaser Covered Business by the Purchaser Acquired Company constitute less than 25% of the gross revenues of the Purchaser Acquired Company and provided that within six months of the consummation of such acquisition the Purchaser disposes of the portion of the Purchaser Acquired Company that is engaged in the Purchaser Covered Business and in connection therewith offers the Seller the first opportunity to acquire such business. To the extent that Purchaser and its Affiliates (other than the Purchaser's controlled Affiliates) acquires a business which competes with the Automotive Form Business prior to the fifth anniversary of the Closing Date, Purchaser or such Affiliates shall not merge or otherwise combine such acquired business with the Business unless such acquired business shall agree, in a form reasonably satisfactory to Seller, to be bound by the terms of the provisions of this Section 5.09.

                  (c) For a period of two years from the Closing Date, neither party shall hire or knowingly solicit the employment of any employee of the other party as of the date hereof or subsequently hired, except for any employee who is involuntarily terminated after the date hereof.

                  (d) For a period of five years from the Closing Date, the Seller shall not license any of the Retained Names and Marks to any entity that competes directly with the Business.

                  (e) Notwithstanding the foregoing, Purchaser agrees that, in the event Purchaser sells or conveys all or substantially all of the assets comprising the Business to any third party, proper provision shall be made in the agreement governing such transaction requiring that the purchaser of such assets be bound by the provisions of Section 5.09 for the remainder of its term.

                  (f) Notwithstanding the foregoing, Seller agrees that, in the event Seller sells or conveys all or substantially all of the assets comprising the Automotive Forms Business to any third party, proper provision shall be made in the agreement governing such transaction requiring the purchaser of such assets be bound by the provisions of Section 5.09 for the remainder of its term.

                  SECTION 5.10. Insurance Coverage. (a) Effective at 12:01 a.m. on the Closing Date, the Assets shall cease to be insured by the Seller's insurance policies, and, except as provided in Section 5.10(b), the Purchaser shall have no rights or obligations with respect to any such policy.

                  (b) The Seller shall use its commercially reasonable efforts to add the Purchaser as an additional insured on the Seller's errors and omissions and director's and officer's insurance policies currently in effect, to the extent such policies relate to or cover the Assets or the Business ("SELLER'S INSURANCE POLICIES"). To the extent that the Seller's Insurance Policies cover any Loss incurred by the Purchaser, the parties shall cooperate in submitting claims under the Seller's Insurance Policies (or pursuing claims previously made) for reimbursement of any such Loss. All amounts received by the Seller or its Affiliates with respect to any such claims made on behalf of the Purchaser shall be paid to the Purchaser.

                  SECTION 5.11. Excluded Liabilities. The Seller shall pay and discharge the Excluded Liabilities as and when the same become due and payable.

                  SECTION 5.12. Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

                  SECTION 5.13. Bulk Transfer Laws. The Purchaser hereby waives compliance by the Seller with any applicable bulk sale or bulk transfer Laws of any jurisdiction in connection with the sale of the Assets to the Purchaser (other than any obligations with respect to the application of the proceeds herefrom).

                  SECTION 5.14. Cooperation with Financings. The Seller agrees that it will reasonably cooperate with the Purchaser (and use its reasonable best efforts to cause the Seller's Accountants to cooperate with the Purchaser) in connection with the syndication of the Purchaser's senior credit facilities and any other financings undertaken by the Purchaser in connection with the transactions contemplated hereby and in connection with the preparation of written offering materials used to complete such financings, to the extent information contained therein relates to the Seller or any of the Subsidiaries. In connection with the foregoing, the Seller shall promptly deliver to the Purchaser such consolidated interim financial statements (including notes thereto) of the Business (the "INTERIM FINANCIAL STATEMENTS") as may reasonably be requested by the Purchaser for inclusion in such offering materials. The Interim Financial Statements shall be prepared in accordance with GAAP consistently applied and shall fairly present, in all material respects, the financial position, results of operation and cash flows of the Business for the periods covered thereby.

                  SECTION 5.15. Transition Services Agreement. The parties hereto shall negotiate in good faith the form and contents of a transition services agreement (the "TRANSITION SERVICES AGREEMENT") pursuant to which each party shall provide to the other party certain transition services after the Closing including those described on Section 5.15 of the Disclosure Schedule. The recipient of the transition services shall be charged the fully allocated costs (allocated on a basis consistent with past practice) for such services and shall have the right to terminate any provided service with 60 days' notice.

                                   ARTICLE VI

                                EMPLOYEE MATTERS

                  SECTION 6.01. Employment. Except as otherwise provided herein, the Purchaser shall employ on the Closing Date each individual listed in Section
6.01 of the Disclosure Schedule who is employed with the Business immediately prior to the Closing Date (the "TRANSFERRED EMPLOYEES"). Transferred Employees shall include individuals listed in Section 6.01 of the Disclosure Schedule who are actively employed with the Business or who are on an approved paid or unpaid leave of absence, short-term disability leave or vacation leave and any other employees who have the legal or contractual right to be re-employed in the Business upon the termination of any leave of absence. The Purchaser shall be fully responsible for any notices and liabilities under the Worker Adjustment and Retraining Notification Act or similar state Law arising in connection with the transactions contemplated by this Agreement or in connection with the termination of the employment of any Transferred Employee on or after the Closing Date. Each Transferred Employee employed by the Seller or any Affiliate of Seller shall cease to be an employee of the Seller or such Affiliate on the Closing Date.

                  SECTION 6.02. Benefits. (a) Benefit Plans in General. Except with respect to Excluded Liabilities, the Purchaser shall assume and agree to perform all of the Seller's obligations under the employment agreements, confidentiality agreements, split dollar agreements and disability/service agreements listed in Section 6.02(a) of the Disclosure Schedule. Immediately prior to the Closing Date, except as otherwise expressly provided herein, each Transferred Employee shall cease to be covered by the Plans. For a period of at least two years following the Closing Date, each Transferred Employee shall be covered by cash and other compensation and benefit plans, programs and arrangements of the Purchaser (the "PURCHASER BENEFIT PLANS") that shall provide Transferred Employees with benefits that, in the aggregate, are no less favorable than the benefits (other than compensation and benefits under any stock purchase, stock option, stock investment or other equity based arrangement provided by Seller and its Affiliates) enjoyed by the Transferred Employees immediately prior to the Closing Date, except as otherwise provided below. Each Purchaser Benefit Plan shall grant each Transferred Employee credit for all employment with the Seller for purposes of eligibility, vesting, seniority, and, to the extent expressly provided below in this Article, benefit accrual under the Purchaser Benefit Plans to the extent such service was recognized by the Seller under similar plans.

                  (b) Medical, Dental, Vision, Health and Life Insurance. Each Purchaser Benefit Plan that is a medical, dental, vision or other health plan
(i) shall credit each Transferred Employee with any co-payments and deductible contributions for the applicable plan year in which the Closing Date occurs and
(ii) shall not contain any exclusion from coverage for pre-existing conditions. In addition, the Purchaser shall be responsible for providing COBRA continuation coverage with respect to any Transferred Employee and any individual who, by virtue of a current or prior relationship to a Transferred Employee, is a "qualified beneficiary", as defined in Section 607(3) of ERISA and Section 4980(g)(1) of the Code; provided, however, that neither the Purchaser, nor any of its group health plans shall be obligated to provide notice or continuation coverage to any qualified beneficiary who has or has had a qualifying event with respect to coverage under any group health plan maintained or previously maintained by the Seller prior to the Closing Date, and the Seller shall retain, and shall be solely responsible and liable for paying, performing and discharging, all obligations to provide notice and continuation coverage to any such qualified beneficiary in accordance with COBRA (and any liabilities relating thereto).

                  (c) Severance. If a Transferred Employee's employment with the Purchaser ends during the one-year period ending on the first anniversary of the Closing Date, the Purchaser shall, on a basis consistent with the terms described in Section 6.02(c) of the Disclosure Schedule, provide such Transferred Employee with severance pay and benefits (including reasonable outplacement services) that are no less favorable than the severance pay and benefits described in Section 6.02(c) of the Disclosure Schedule.

                  (d) Certain Accrued Benefits. The Purchaser shall assume all Liabilities of the Seller to Transferred Employees for (i) vacation time that is accrued but unpaid as of the Closing Date and (ii) subject to the transfer to the Purchaser of the insurance policies identified in Section 6.02(d)(i) of the Disclosure Schedule, the supplemental retirement benefits and salary continuation benefits described in Section 6.02(d)(ii) of the Disclosure Schedule.

                  (e) Flexible Spending Accounts. The Seller shall transfer all flexible spending account balances of Transferred Employees to the Purchaser, and the Purchaser shall assume all liabilities related thereto.

                  SECTION 6.03. Defined Benefit Plans. Effective as of the Closing Date, the Transferred Employees shall no longer be eligible to participate in the defined benefit plans of the Seller listed on Section 6.03(a)(i) of the Disclosure Schedule, and the Seller shall take all action prior to the Closing Date as may be required to achieve this result. The Purchaser agrees to establish or maintain a defined benefit plan (the "PURCHASER'S DEFINED BENEFIT PLAN") which is intended to be qualified under
Section 401(a) of the Code and a related trust that is intended to be exempt from taxation under Section 501(a) of the Code for the benefit of the Transferred

Employees and which shall credit Transferred Employees for their service with the Seller prior to the Closing Date for participation, vesting, benefit eligibility and, to the extent provided below in this subsection (a), benefit accrual purposes. The Purchaser agrees that the Purchaser's Defined Benefit Plan and its related trust shall be operative in all respects effective as of the Closing Date. Purchaser agrees to deliver to the Seller the certificate of an officer or an opinion of counsel to the effect the Purchaser's Defined Benefit Plan substantially complies by its terms with the requirements for qualification under Section 401(a) of the Code. In the event that the Purchaser's Defined Benefit Plan does not as yet have a recent favorable determination letter issued by the IRS, the Purchaser agrees as soon as practicable after the Closing Date to apply for, and take all actions reasonably necessary to secure, such determination letter, including making whatever changes to the Plan as are requested by the IRS as a condition of qualification. The Purchaser further agrees that if such determination letter is not obtained, any liability resulting from the failure to obtain such letter shall be the responsibility of the Purchaser. The Purchaser shall recognize the Transferred Employees' service with the Seller prior to the Closing Date for purposes of eligibility, vesting, benefit eligibility and benefit accrual under the Purchaser's Defined Benefit Plan; provided, however, that: (i) the liability of the Purchaser to recognize benefit accrual service prior to the Closing Date shall be limited to the benefit accrual service recognized under The Reynolds and Reynolds Company Retirement Plan (the "SELLER'S DEFINED BENEFIT PLAN"), as of the Closing Date, as calculated in accordance with the actuarial factors and assumptions specified in Section 6.03(a)(ii) of the Disclosure Schedule and in accordance with Section 6.03(c) (the "PRIOR ACCRUED BENEFIT"); and (ii) the Purchaser shall not be required to cover under the Purchaser's Defined Benefit Plan any Transferred Employee not covered under the Seller's Defined Benefit Plan.

                  (a) As soon as practicable after the Closing Date, Seller shall cause to be transferred from the Seller's Defined Benefit Plan to the Purchaser's Defined Benefit Plan (i) all Prior Accrued Benefits and other liabilities of the Seller's Defined Benefit Plan relating to the Transferred Employees (the "TRANSFERRED BENEFIT LIABILITIES"), and (ii) an asset amount equal to the greater of (x) the 414(l) Amount and (y) the "PBO ASSET AMOUNT" (each as determined in accordance with the actuarial factors and assumptions and steps specified in Section 6.03(a)(ii) of the Disclosure Schedule and in accordance with the provisions of this Section 6.03). Following completion of the transfer of assets and liabilities from the Seller's Defined Benefit Plan, the Seller shall have no further liability whatsoever with respect to the Transferred Employees for benefits under the Seller's Defined Benefit Plan.

                  (b) As a condition of making the transfer of assets and liabilities described below in this section, the Purchaser shall be entitled to receive the following: a copy of the most recent favorable determination from the Internal Revenue Service to the effect that the Seller's Defined Benefit Plan meet the requirements for qualification under Section 401(a) of the Code and an officer's certificate or an opinion of counsel that nothing has occurred since the date of such letter which would cause the loss of such qualification.

                  (c) The Seller shall cause Alvin L. Jones of Aon Consulting (the "SELLER'S ACTUARY") to determine in accordance with Section 6.03(a) of the Disclosure Schedule (i) the amount of assets required by Section 414(l) of the Code for the Transferred Benefits Liabilities based on allocating assets by priority categories described in Section 4044(a) of ERISA (the "414(l) AMOUNT") and (ii) the PBO Asset Amount, the greater of which is to be transferred from the Seller's Defined Benefit Plan to the Purchaser's Defined Benefit Plan. The greater of the 414(l) Amount and the PBO Asset Amount shall be the "TRANSFER AMOUNT". The 414(l) Amount shall be determined as of the Closing Date on the basis of the Pension Benefit Guaranty Corporation's safe harbor plan termination assumptions set forth in PBGC Regulation Section 4044 and the remaining assumptions used in the most recent ERISA actuarial valuation dated as of October 1, 1999, of the Sellers' Plans (the "SAFE HARBOR ASSUMPTIONS"). In connection therewith, the Seller shall cause the Seller's Actuary to determine the amounts of charges and credits to the funding standard account under Section 412 of the Code, the funding standard account credit balance and the annual amortization charges and credits (such amounts determined under the provisions of Internal Revenue Service Revenue Ruling 81-212 (as amplified by IRS Revenue Ruling 86-47) and other applicable guidance) to be allocated between the Seller's Defined Benefit Plan and the Purchaser's Defined Benefit Plan as a result of the transfer of assets and liabilities anticipated under this section. Such amounts shall be determined without regard to use of the de minimis option contained in such revenue ruling and the regulations promulgated under Section 414(l) of the Code. The actuarial calculation of the 414(l) Amount and the actuarial calculation of the PBO Asset Amount and funding standard account allocations and other calculations determined by the Seller's Actuary shall be reviewed and verified and agreed to by an actuarial firm designated by the Purchaser (the "PURCHASER'S ACTUARY").

                  (d) As soon as practicable after the Closing Date, but in no event later than 30 days from the Closing Date, the Seller shall prepare and file Form 5310A with respect to the transfer required by this section, and within 30 days of the Closing Date, the Seller shall cause to be transferred from the trust for the Seller's Defined Benefit Plan to the trust established or maintained with respect to the Purchaser's Defined Benefit Plan an amount in cash and marketable securities acceptable to the parties equal to 85% of the estimated Transfer Amount (the "INITIAL TRANSFER AMOUNT"). As soon as practicable after the final determination of the Transfer Amount, calculated as of the Closing, but in no event later than 90 days from the Closing Date, the Seller shall cause a second transfer to be made to the Purchaser's Defined Benefit Plan in cash and marketable securities acceptable to the parties, of the "TRUE-UP AMOUNT". The True-Up Amount shall be equal to the Transfer Amount (A) minus the sum of (i) the Initial Transfer Amount and (ii) distributions, if any, made directly from Seller's Defined Benefit Plan with respect to Transferred Employees from the Closing Date through the True-Up Date, and (B) plus earnings in the Money Market Vehicle (as defined in Section 6.03(f)). Such True-Up Amount shall be determined by the Seller's Actuary, after verification and approval by the Purchaser's Actuary. Once the Seller's Actuary and the Purchaser's Actuary shall reach agreement, the Seller's Actuary shall verify that the completed transfers comply with the requirements of Section 414(l). Nothing in this
Section 6.03 shall prevent the Seller from filing the Form 5310A in its discretion prior to the Closing Date.

                  (e) The Seller's Actuary shall provide the Purchaser's Actuary with the results of the calculations made under paragraphs (c), (d) and (e) above and with records and other information in support of such calculations as required by the Purchaser's Actuary to verify and approve such calculations. The Seller and the Purchaser will cause their respective actuaries to work together in good faith to promptly resolve any differences between them with respect to such calculations. The expenses of the Seller's Actuary shall be borne by the Seller, and the expenses of the Purchaser's Actuary shall be borne by the Purchaser. In the event such differences cannot be resolved, the two actuaries shall appoint a third actuary to resolve such differences, and the cost of such third actuary shall be equally borne by the Seller and the Purchaser. The decision of such third actuary shall be final and binding on the Seller and the Purchaser.

                  (f) Notwithstanding any provisions to the contrary in this
Section 6.03, it is the intention of the parties that the Seller shall attempt to minimize the market risk from the Closing Date to the date the True Up Amount is transferred (the "MARKET RISK PERIOD") by placing 125% of the Initial Transfer Amount into a money market account or other fixed income investment vehicle offered by the Seller's Trustee on the Closing Date (the "MONEY MARKET VEHICLE"), and it is agreed that the return on such investment during the Market Risk Period shall be paid to the Purchaser's Defined Benefit Plan at the time of transfer of the True-Up Amount. The Initial Transfer Amount shall be paid from the Money Market Vehicle.

                  SECTION 6.04. Defined Contribution Plans. Effective as of the Closing Date, Transferred Employees shall no longer actively participate in the Seller's defined contribution plans listed in Section 6.04 of the Disclosure Schedule. Effective as of the Closing Date, the Purchaser shall establish or maintain a defined contribution plan (the "PURCHASER'S DEFINED CONTRIBUTION PLAN") for Transferred Employees containing terms substantially identical (other than terms relating to investment in stock of the Purchaser) to those of The Reynolds and Reynolds Company 401(k) Savings Plan (the "SELLER'S DEFINED CONTRIBUTION PLAN") and in compliance with applicable collective bargaining agreements and shall credit Transferred Employees for their service with the Seller for participation and vesting purposes under the Purchaser's Defined Contribution Plan. As soon as practicable following the Closing Date, and upon receipt by the Seller and by the Purchaser of the officer's certificates or opinions of counsel referred to below, the Seller shall cause to be transferred from the Seller's Defined Contribution Plan to the Purchaser's Defined Contribution Plan, and the Purchaser shall cause the trustee of Purchaser's Defined Contribution Plan to accept, assets equal to the finalized account balances of such Transferred Employees who participated in the Seller's Defined Contribution Plan. The Seller shall insure that such Transferred Employees do not receive in-service distributions from the Seller's Defined Contribution Plan after the Closing Date and in advance of such transfer. As a condition to such transfer, the Seller and the Purchaser each shall be entitled to receive from the other an officer's certificate or an opinion of counsel to the effect that the Seller's Defined Contribution Plan, and the Purchaser's Defined Contribution Plan, as the case may be, either (i) have received a recent favorable determination letter from the Internal Revenue Service as to their qualification under the Code, and nothing has occurred since the date of such letter which would cause the loss of such qualification or (ii) substantially complies by its terms with the relevant qualification provisions of the Internal Revenue Code, and the plan sponsor will timely apply for a favorable determination letter with respect to the plan, and will make whatever changes to the plan as are requested by the Internal Revenue Service as a condition of qualification.

                  SECTION 6.05. Money Accumulation Plan. The Purchaser shall assume all of the obligations of Seller accruing on or after the Closing Date under the Money Accumulation Plan covering members of the Local 754-S of the Graphic Communications Union pursuant to the collective bargaining agreement by and between the Seller and Local 754-S.

                  SECTION 6.06. Multi-Employer Plan. The Purchaser agrees to continue to contribute to the Graphic Communications International Union Employee Retirement Fund as specified in the collective bargaining agreement by and between the Seller and Local 17-M of the Graphic Communications Union.

                  SECTION 6.07. Retiree Medical and Life Insurance Plans. On and after the Closing Date, the Purchaser shall assume all retiree medical and life insurance obligations of the Sellers for Transferred Employees who are identified in Section 6.07 of the Disclosure Schedule but only to the extent that such obligations relate to claims that are accrued on the Closing Balance Sheet.

                  SECTION 6.08. Workers' Compensation Claims. Effective as of the Closing Date, the Seller agrees to assign, and shall cause its Subsidiaries to assign, to Purchaser all workers' compensation insurance policies relating to the Transferred Employees. The Purchaser agrees to assume all workers' compensation claims brought by Transferred Employees which accrue on or after the Closing Date and which arise in connection with any occupational injury or disease occurring or existing after the Closing Date, and the Seller shall have no further liability therefor with respect to such claims on or after the Closing Date.

                  SECTION 6.09. Cooperation. In accordance with the Transition Services Agreement, the Seller and the Purchaser agree to cooperate and to take all steps as shall be reasonably necessary between the date of this Agreement and the Closing Date to effect the provisions of this Article VI.

                  SECTION 6.10. Seller Retained Liabilities. The Seller shall remain solely liable for any and all liabilities to or in respect of the Transferred Employees (other than employees of a Subsidiary) or their beneficiaries or dependents relating to or arising in connection with any claims, whether such claims are asserted before, on or after the Closing Date, for life, disability, accidental death or dismemberment, supplemental unemployment compensation, medical, dental, hospitalization, or other health or other welfare or fringe benefits or expense reimbursements which claims relate to or are based on an occurrence on or before the Closing Date. Notwithstanding any provision to the contrary in this Agreement, except with respect to liabilities under the Plans specified on Section 6.10 of the Disclosure Schedule, Purchaser shall not have any liability in respect of any individual who, as of the Closing Date, is a former employee of the Business.

                                   ARTICLE VII

                                   TAX MATTERS

                  SECTION 7.01. Tax Indemnities. (a) From and after the Closing Date, the Seller agrees to indemnify the Purchaser against all Taxes imposed on the Purchaser, the Subsidiaries, and any member of an affiliated, consolidated, combined or unitary group with which the Purchaser or any of the Subsidiaries files a consolidated, combined or unitary Tax Return (a "PURCHASER TAX GROUP MEMBER") and each of their Affiliates (the "PURCHASER INDEMNITEES") the Subsidiaries for any taxable period or portion thereof that ends on or before the Closing Date, or any taxable period that begins before and ends after the Closing Date, but only to the extent of the portion of such period that ends on and includes the Closing Date (a "PRE-CLOSING PARTIAL PERIOD"), and any Taxes arising out of or in connection with any transaction of the Business on or prior to the Closing Date; provided, however, that no indemnity shall be provided under this Agreement for any Taxes resulting from any transaction undertaken by the Purchaser or any of its Affiliates on the Closing Date but after the Closing that is not in the ordinary course of business (other than any transaction undertaken on the Closing Date at the direction of Seller). The Seller also agrees to indemnify the Purchaser Indemnitees against all Taxes (i) imposed on the Seller or any party for which the Subsidiaries may be jointly or severally liable for Taxes; (ii) resulting from any breach of any representation or warranty in Section 3.18; and (iii) resulting from any breach of any covenant made by the Seller in this Article VII or elsewhere in this Agreement relating to Taxes. For purposes of this Section 7.01(a), the Seller agrees to indemnify the Purchaser Indemnitees for any and all out-of-pocket costs and expenses (including reasonable attorney's fees) incurred in connection with (x) any contest of any Tax liability for which the Seller is liable under this Article VII and (y) the recovery of any amount from any third party for Taxes imposed on the Purchaser Indemnitees for any taxable period ending on or before the Closing Date and (z) the pursuit of any claim against the Seller for which the Seller is liable under this Article VII.

                  (b) The Purchaser shall be responsible for, and shall indemnify the Seller against, all Taxes imposed on Seller or any Affiliate (the "SELLER INDEMNITEES") (i) for any taxable period beginning after the Closing Date; (ii) for that portion of any Taxable Period beginning before the Closing Date and ending after the Closing Date but only to the extent of the portion of such period that begins on the day after the Closing Date and ends on the last day in such period (a "POST-CLOSING PARTIAL PERIOD"), except, in each case, for any Taxes for which the Seller is liable under this Article VII for breach of representation or warranty in Section 3.18 hereof; and (iii) resulting from any breach by the Purchaser of any covenant made by the Purchaser in this Article
VII. For purposes of this Section 7.01(b), the Purchaser agrees to indemnify the Seller Indemnitees for any and all out-of-pocket expenses (including reasonable attorneys' fees) incurred in connection with (x) any contest for any Tax liability for which the Purchaser is liable under this Section 7.01(b) or (y) the pursuit of any claim against the Purchaser for which the Purchaser is liable under this Article VII.

                  (c) Payment by the Seller of any Taxes due under this Section
7.01 shall be made within ten days following written notice by the Purchaser that payment of such amounts to the appropriate taxing authority is due, provided, however, that the Seller shall not be required to make any payment earlier than two days before such Taxes are due to the appropriate taxing authority. In the case of any Tax that is contested in accordance with the provisions of Section 7.03 and that can be contested without the prior payment of any asserted Tax, payment of such Tax to the appropriate taxing authority will be considered due no earlier than the date a final determination to such effect is made by the appropriate taxing authority or a court of proper jurisdiction.

         For purposes of this Agreement, (i) in the case of any Tax on or with respect to real or personal property, that is payable for a period that begins before the Closing Date and that ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period ending on the Closing Date shall be deemed to equal to the amount of Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the portion of the period ending on the Closing Date and the denominator of which is the number of days in the entire period, and (ii) in the case of any other Tax that is payable for a period that begins before the Closing Date and that ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period ending on the Closing Date shall be deemed equal to the amount that would be payable if the taxable year ended on the Closing Date. Notwithstanding (i) and (ii) above, in the case of any Tax for any period that ends on or before the Closing Date and any Tax for any Pre-Closing Partial Period, in each case based upon or measured by capital (including net worth or long-term debt) or intangibles, any amount of such Tax required to be allocated under this Section 7.01(d) shall be computed in the case of the Seller's allocation by reference to the level of such items of Seller (or its Affiliates as the case may be) on the Closing Date, and in the case of the Purchaser's allocation, by reference to the level of such items of Purchaser (or its Affiliates as the case may be) post-Closing, and shall be allocated in accordance with the principles of clause (i) hereof.

                  SECTION 7.02. Refunds and Tax Benefits. (a) The Purchaser shall promptly pay to the Seller any refund or credit (including any interest paid or credited with respect thereto) received by the Purchaser or any of its Affiliates of Taxes (i) relating to the Subsidiaries, the Assets or the Business for taxable periods or portions thereof ending on or before the Closing Date (other than refunds attributable to or arising out of the carryback of items arising in taxable periods beginning after the Closing Date and Post-Closing Partial Periods) or (ii) attributable to an amount paid by the Seller under
Section 7.01 hereof. The Purchaser shall, if the Seller so requests and at the Seller's expense, file for and obtain any refund to which the Seller may be entitled under this Section 7.02; provided, that Seller may not without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld) apply for or settle or compromise any claim for refund if doing so would (i) increase the indemnification obligation of the Purchaser under this
Article VII or (ii) result in an increase in Tax liability of the Purchaser or any Purchaser Tax Group Member or any of the Subsidiaries on a post-Closing basis. The Purchaser shall permit the Seller to control (at the Seller's expense) the prosecution of any such refund claim, and shall cause any of its Affiliates to authorize by appropriate power of attorney such Persons as the Seller shall designate to represent such entity with respect to such refund claim. The Purchaser shall be entitled to all refunds of Taxes for taxable periods beginning after the Closing Date and Post-Closing Partial Periods.

                  (b) Any amount otherwise payable by the Seller under Section
7.01 shall be reduced by any Tax benefit to the Purchaser, the Subsidiaries or any Affiliate of the Purchaser for a period or portion thereof beginning after the Closing Date (a "POST-CLOSING DATE TAX BENEFIT") that arises in connection with any underlying adjustment that results in the obligation of the Purchaser or any Affiliate of the Purchaser to pay Taxes for which the Seller is responsible under Section 7.01 (such as a timing adjustment resulting in an Income Tax deduction for a period after the Closing Date), or in connection with the payment of such Taxes. If a payment is made by the Seller in accordance with
Section 7.01, and if in a subsequent taxable year a Post-Closing Date Tax Benefit is realized by the Purchaser or any Affiliate of the Purchaser (that was



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

not previously taken into account to reduce an amount otherwise payable by the Seller under Section 7.01), the Purchaser shall promptly pay to the Seller, at the time of realization, the amount of such Post-Closing Date Tax Benefit to the extent that such amount would have resulted in a reduction in the obligations of the Seller under Section 7.01 if the Post-Closing Date Tax Benefit had been obtained in the year of the Seller's payment. A Post-Closing Date Tax Benefit will be considered to be realized for purposes of this Agreement at the time of filing of a Tax return of the Purchaser or any Affiliate of the Purchaser in which the Post-Closing Date Tax Benefit is reflected; provided that if any such Post-Closing Date Tax Benefit is subsequently disallowed, Purchaser shall notify Seller of such disallowance and Seller shall promptly pay to Purchaser the amount by which Seller Indemnitor's indemnity payment to Purchaser was reduced by such Post-Closing Date Tax Benefit, or the amount paid by Purchaser to Seller under the immediately preceding sentence, as the case may be.

                  SECTION 7.03. Contests. (a) After the Closing Date, the Purchaser shall promptly notify the Seller upon learning of the commencement of any Tax audit or administrative or judicial proceeding that, if determined adversely to the taxpayer or after the lapse of time, would be grounds for indemnification under Section 7.01(a). Such notice shall be in writing and shall contain factual information (to the extent known to the Purchaser) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any taxing authority in respect of any such asserted Tax liability. If the Seller is not given prompt notice of an asserted Tax liability as required by this Section 7.03, Seller shall have no obligation to indemnify the Purchaser or any Purchaser Tax Group Member of any of the Subsidiaries under Section 7.01(a) for such asserted Tax liability to the extent the Seller is precluded solely as a result of such failure to give prompt notice from contesting in a timely manner the asserted Tax liability in both the administrative and judicial forums.

                  (b) The Seller may elect to direct, through counsel of its own choosing and at its own expense that portion of any audit, claim for refund and administrative or judicial proceeding involving any asserted liability with respect to which indemnity may be sought by any of the Purchaser Indemnities under Section 7.01(a) (any such audit, claim for refund or proceeding relating to an asserted Tax liability is referred to herein as a "CONTEST"). However, the Purchaser may, at its own expense, continue to participate in the Contest. If the Seller elects to direct a Contest, then the Seller shall, within 20 calendar days of receipt of the Purchaser's notice of asserted Tax liability, notify the Purchaser of its intent to do so, and the Purchaser shall cooperate, at the Seller's expense, in each phase of such Contest. If the Seller does not elect to direct the Contest or fails to notify the Purchaser of its election as herein provided, the Purchaser may pay, compromise or contest such asserted Tax liability; provided, however, that the Purchaser may not settle or compromise any asserted Tax liability over the objection of the Seller (which consent to settlement or compromise shall not be unreasonably withheld). In any event, the Seller may participate, at its own expense, in any Contest. If the Seller chooses to direct the Contest, the Purchaser shall promptly empower (by power of attorney and such other documentation as may be necessary and appropriate) the designated representatives of the Seller to represent the Purchaser or its successor in the Contest insofar as the Contest involves an asserted Tax liability for which the Seller would be liable under Section 7.01; provided, that Seller may not without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld) settle or compromise any asserted Tax liability in a Contest or portion thereof which the Seller controls if doing so would (i) increase the indemnification obligation of the Purchaser under this Article VII or (ii) result in an increase in Tax liability of the Purchaser or any Purchaser Tax Group Member or any of the Subsidiaries on a post-Closing basis.

                  SECTION 7.04. Preparation of Tax Returns. The Seller shall prepare and file (or cause to be prepared and filed) all Tax returns relating to the Subsidiaries, the Assets and the Business for any taxable period ending on or before the Closing Date, and the Purchaser shall do the same for any taxable period ending after the Closing Date (other than any claims for refund arising out of the carryback of any items arising in taxable periods beginning after the Closing Date and Post-Closing Partial Periods). Tax returns filed by the Purchaser for a taxable year that includes the Closing Date shall be prepared on a basis consistent with those prepared for prior tax years (unless counsel for the Purchaser, after consultation with counsel for the Seller, determines that there is no reasonable basis in law therefor). With respect to all Tax Returns required to be filed by the Seller under this Section 7.04, pro forma Tax returns of Crain-Drummond and Dataforms shall be delivered to Purchaser at least 30 days before the date on which any such Return is required to be filed (subject to applicable expansions reasonably requested by the Sellers) provided, however, that any Tax Return required to be filed by the Seller under this
Section 7.04 that results in a Tax liability of the Purchaser or any Purchaser Tax Group Member or any of the Subsidiaries on a post-Closing basis shall be subject to the Purchaser's prior written consent with respect to that item (which consent shall not be unreasonably withheld). With respect to any Tax return required to be filed by the Purchaser after the Closing Date, and as to which an amount of Tax is allocable to the Seller under Section 7.01(d) hereof, or as to which a Tax refund, credit or other Tax benefit is allocable to the Seller under Section 7.02 hereof, the Purchaser shall provide the Seller with a copy of such completed return, and a statement (with which the Purchaser will make available supporting schedules and information) certifying the amount of Tax or Tax refund, credit or other benefit shown on such return that is allocable to the Seller pursuant to Section 7.01(d) or 7.02 hereof, at least 30 days prior to the due date (including any extension thereof) for the filing of such return, and the Seller shall have the right to review such return and statement prior to the filing of such return. The Purchaser agrees to consult with the Seller and to attempt in good faith to resolve any issues arising as a result of the review of such return and statement by the Seller.

                  SECTION 7.05. Cooperation and Exchange of Information. The Seller and the Purchaser will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax return, amended return or claim for refund, determining any liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes relating to the Subsidiaries, the Assets or the Business. Such cooperation and information shall include providing copies of relevant Tax returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by taxing authorities. The Seller shall make its employees available, and the Purchaser shall make its employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. The Purchaser will retain all returns, schedules and work papers and all material records or other documents in its possession relating to Tax matters of the Subsidiaries, the Assets and the Business for the taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such returns and other documents relate, without regard to extensions, and (ii) six years following the due date (with extension) for such returns. Any information obtained under this Section 7.05 shall be kept confidential, except as may be otherwise necessary in connection with the filing of returns or claims for refund or in conducting an audit or other proceeding.

                  SECTION 7.06. Conveyance Taxes. The Purchaser, on the one hand, and the Seller on the other hand, agree to each assume 50% of all liabilities for, and to each pay 50% of all, sales, transfer, conveyance, stamp, stock transfer, real property transfer or gains and similar Taxes incurred as a result of the transactions contemplated hereby. The Seller and the Purchaser agree to file such applications and documents as shall permit any such Taxes to be timely paid on or prior to the Closing Date in accordance with any available presale filing procedures. The Purchaser shall execute and deliver all instruments and certificates requested by the Seller to comply with the foregoing. The Purchaser shall complete a resale or other exemption certificate with respect to the inventory items sold hereunder and shall provide the Seller with an executed copy thereof. The Seller and the Purchaser agree to take such actions as are commercially reasonable and permitted by law to reduce the amount of Canadian Taxes resulting from the transfer of the stock of Crain-Drummond hereunder.

                  SECTION 7.07. Section 338(h)(10) Election. (a) Purchaser may elect to cause Seller and Purchaser to jointly make the election provided by
Section 338(h)(10) of the Code for the acquisition of the stock of Dataforms in accordance with Treas. Reg. Section 1.338(h)(10)-1(d) on IRS Form 8023, and to make a joint election under any corresponding state, local or foreign tax law (the "ELECTION") with respect to the purchase and sale of the stock of Dataforms by notifying Seller in writing (the "SECTION 338 ELECTION NOTICE") at any time on or before the date that is 60 days prior to the deadline for filing the Election (the "ELECTION DEADLINE"). Seller and Purchaser shall provide to the other all necessary information to permit the Election to be made. Seller and Purchaser shall, as promptly as practicable following the receipt of a Section 338 Election Notice, take all actions necessary and appropriate (including filing IRS Form 8023 and other such forms, returns, elections, schedules, attachments and other documents as may be required (the "FORMS")) to effect and preserve a timely Election.

                  (b) Purchaser, and Seller agree that the aggregate fair market value of the assets of Dataforms (the "AGGREGATE FAIR MARKET VALUE") will be appraised at Purchaser's expense as part of the Appraisal under Section 2.09 hereof.

                  (c) In connection with the Election, Purchaser and Seller shall mutually determine (i) the amount of the modified aggregated deemed sales price ("MADSP") of the Target Shares (within the meaning of the Treas. Reg.
Section 1.338(h)(10)-1(f)) and (ii) based on the Aggregate Fair Market Value as determined in the Appraisal, the proper allocation of the MADSP among the assets of Dataforms in accordance with Treas. Reg. Section 1.338(h)(10)-1(f). The allocations referred to in the preceding sentence are referred to herein as the "338 ALLOCATIONS." Purchaser and Seller will calculate the gain or loss, if any, in a manner consistent with the Allocations, and Purchaser and Seller will not take any position inconsistent with the 338 Allocations in any Tax Return (subject to appropriate adjustments pursuant to Treas. Reg. Section 1.338(h)(10)-1(f)(4)).

                  (d) In the event Buyer delivers a Section 338 Election Notice to Seller, Purchaser shall prepare each Form based on the 338 Allocations, and shall, no later than thirty

(30) days prior to the latest date for the filing of each Form, deliver each Form to Seller for Seller's approval, which shall not be unreasonably withheld.

                  (e) For purposes of this Article VII, all references to the Purchaser and the Seller include successors.

                  (f) The obligations of the parties pursuant to this Article VII and the representations and warranties contained in Section 3.18 shall survive the Closing and shall terminate upon the expiration of the applicable statute of limitations plus three months with respect to the Tax liabilities in question (giving effect to extensions thereof).

                  (g) The Seller covenants that all Tax allocation and Tax sharing agreements that allocate Tax liabilities between or among one or more of the Subsidiaries or between any of the Subsidiaries and their Affiliates shall be terminated as of the end of the Closing Date.

                  (h) At the Closing, the Seller shall cause Reynolds and Reynolds (Canada) Limited to issue to the Purchaser an IRS Form 1001 (Ownership, Exemption or Reduced Rate Certificate) confirming its entitlement to benefits under the U.S.-Canada Income Tax Treaty.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

                  SECTION 8.01. Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of the Purchaser contained in this Agreement shall be true and correct as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are specifically made as of another date, which shall be true and correct as of such date, except, in each case, where the failure to be so true and correct would not materially delay or prevent the consummation of the transactions contemplated hereby and the Seller shall have received a certificate from the Purchaser to such effect signed by a duly authorized representative thereof;

                  (b) Covenants. The covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects, and the Seller shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof;

                  (c) Regulatory Approvals. Any waiting period (and any extension thereof) or approval required under the HSR Act, the Canadian Competition Act or the Investment in Canada Act applicable to the purchase of the Assets contemplated by this Agreement shall have expired or shall have been terminated;

                  (d) No Order. No court of competent jurisdiction shall have issued or entered any Order that is then in effect and has the effect of making any of the transactions contemplated by this Agreement or the Ancillary Agreements illegal or otherwise prohibiting their consummation;

                  (e) Ancillary Agreements. The Purchaser and each of its Affiliates shall have executed and delivered to the Seller each of the Ancillary Agreements to which it is a party; and

                  (f) Legal Opinion. The Seller shall have received a legal opinion from Latham & Watkins, counsel to the Purchaser, in substantially the form attached hereto as Exhibit E.

                  SECTION 8.02. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at the Closing, of each of the following conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of the Seller contained in this Agreement shall be true and correct as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are specifically made as of another date, which shall be true and correct as of such date, except, in each case, where the failure to be so true and correct would not have a Material Adverse Effect and the Purchaser shall have received a certificate from the Seller to such effect signed by a duly authorized representative thereof;

                  (b) Covenants. The covenants and agreements contained in this Agreement to be complied with by the Seller on or before the Closing shall have been complied with in all material respects, and the Purchaser shall have received a certificate from the Seller to such effect signed by a duly authorized officer thereof;

                  (c) Regulatory Approvals. Any waiting period (and any extension thereof) or approval required under the HSR Act, the Canadian Competition Act or the Investment in Canada Act applicable to the purchase of the Assets contemplated hereby shall have expired or shall have been terminated;

                  (d) No Order. No court of competent jurisdiction shall have issued or entered any Order that is then in effect and has the effect of making any of the transactions contemplated by this Agreement or the Ancillary Agreements illegal or otherwise prohibiting their consummation;

                  (e) Ancillary Agreements. The Seller and each of its Affiliates shall have executed and delivered to the Purchaser each of the Ancillary Agreements to which it is a party;

                  (f) Legal Opinions. The Purchaser shall have received a legal opinion from each of the General Counsel of the Seller and Shearman & Sterling, counsel to the Seller, in substantially the form attached as Exhibits F and G hereto, respectively;

                  (g) FIRPTA Affidavit. The Seller shall deliver, or cause to be delivered, to the Purchaser an executed affidavit, dated not more than thirty
(30) days prior to the Closing Date, in
accordance with Code Section 1445(b)(2) and Treasury Regulation Section 1.1445-2(b), which statement certifies that the Seller is not a foreign Person and sets forth the Seller's name, identification number and address; and

                  (h) Termination of License Agreement. The Seller shall provide the Purchaser evidence, in a form reasonably satisfactory to the Purchaser, of the termination of the following agreements (but only with respect to the Business Intellectual Property covered thereby):

                  (i) Royalty and License Agreement, dated January 28, 1998, between Reynolds and Reynolds Holdings and the Seller and the Addendum to the Royalty and Licensing Agreement, dated September 28, 1999; and

                  (ii) License Agreement effective as of January 1, 2000 between Formcraft and Reynolds and Reynolds Holdings, Inc.

                                   ARTICLE IX

                                 INDEMNIFICATION

                  SECTION 9.01. Survival of Representations and Warranties. The representations and warranties of the Seller contained in this Agreement shall survive the Closing until the date that is 18 months after the Closing Date, except for the representations and warranties of the Seller set forth in Sections 3.12, 3.16 and 3.18 which shall survive until three months after the expiration of the applicable statute of limitations. If written notice of a claim pursuant to Section 9.03(c) has been given prior to the expiration of the applicable representations and warranties, then the relevant representations and warranties shall survive as to such claim until the claim has been finally resolved.

                  SECTION 9.02. Indemnification by the Seller. (a) The Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified, defended and held harmless by the Seller for any and all liabilities, losses, damages, claims, costs and expenses (including reasonable attorneys' fees) (hereinafter a "LOSS") actually suffered or incurred by them, arising out of or resulting from:

                  (i) the breach of any representation or warranty made by the Seller contained in this Agreement;

                  (ii) the breach of any covenant or agreement by the Seller contained in this Agreement; or

                  (iii) the Excluded Liabilities.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, (i) no claim may be made against the Seller for indemnification pursuant to Section 9.02(a)(i) with respect to any individual item (or group of integrally related items) of Loss, unless such item (or group of integrally related items) of Loss exceeds $50,000 (a "QUALIFIED LOSS"), (ii) the Seller shall not be liable to indemnify the Purchaser for any indemnifiable Losses otherwise payable under Section 9.02(a)(i) until such time as all such indemnifiable Qualified Losses shall aggregate to more than $7.2 million, after which time the Seller shall be liable to indemnify the Purchaser for only the aggregate amount of all such Qualified Losses in excess of $3.6 million, (iii) the maximum aggregate amount of indemnifiable Losses which may be recovered from the Seller pursuant to Section 9.02(a)(i) shall not exceed $72.0 million, and (iv) no claim for indemnification under Section 9.02(a)(iii), insofar as it relates to Excluded Liabilities described in Section 2.03(b)(ix), shall be made after the 20th anniversary of the Closing Date.

                  (c) Notwithstanding anything to the contrary in Section 9.01, no claim may be asserted nor may any action be commenced against the Seller for breach of any representation or warranty pursuant to Section 9.02(a) unless written notice of such claim or action is received by the Seller describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which such representation or warranty is based ceases to survive pursuant to Section 9.01, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date.

                  SECTION 9.03. Indemnification by the Purchaser. (a) In addition to, and not in lieu of, the indemnification obligations of the Purchaser pursuant to Section 5.06, the Seller and its Affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified, defended and held harmless by the Purchaser for any and all Losses arising out of or resulting from:

                  (i) the breach of any representation or warranty made by the Purchaser contained in this Agreement;

                  (ii) the breach of any covenant or agreement by the Purchaser contained in this Agreement;

                  (iii) the Assumed Liabilities; or

                  (iv) the failure of the Purchaser to obtain the funds necessary to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, (i) no claim may be made against the Purchaser for indemnification pursuant to Section 9.03(a)(i) with respect to any individual item (or group of integrally related items) of Loss, unless such item (or group of integrally related items) is a Qualified Loss, (ii) the Purchaser shall not be liable to indemnify the Seller for any indemnifiable Losses otherwise payable under
Section 9.03(a)(i) until such time as all such indemnifiable Qualified Losses shall aggregate to more than $7.2 million, after which time the Purchaser shall be liable to indemnify the Seller for only the aggregate amount of all such Qualified Losses in excess of $3.6 million and (iii) the maximum aggregate amount of identifiable Losses which may be recovered from the Purchaser pursuant to Section 9.03(a)(i) shall not exceed $72.0 million.

                  (c) Notwithstanding anything to the contrary in Section 9.01, no claim may be asserted nor may any action be commenced against the Purchaser for breach of any representation or warranty pursuant to Section 9.03(a) (other than claims made pursuant to Section 9.03(a)(iv)), unless written notice of such claim or action is received by the Purchaser describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which such representation or warranty is based ceases to survive pursuant to Section 9.01, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date.

                  SECTION 9.04. Indemnification Procedures. (a) An indemnified party shall give the indemnifying party notice of any matter which an indemnified party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and liabilities of the indemnifying party under this Article IX with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article IX ("THIRD PARTY CLAIMS") shall be governed by the following additional terms and conditions: if an indemnified party shall receive notice of any Third Party Claim, the indemnified party shall give the indemnifying party notice of such Third Party Claim within 30 days of the receipt by the indemnified party of such notice; provided, however, that the failure to provide such notice shall not release the indemnifying party from any of its obligations under this Article IX except to the extent the indemnifying party is materially prejudiced by such failure, it being understood that notices for claims in respect of a breach of a representation or warranty must be delivered prior to the expiration of any applicable survival period specified in
Section 9.01 for such representation or warranty. The indemnifying party shall have the right to direct, through counsel of its own choosing, which counsel shall be reasonably satisfactory to the indemnified party, the defense or settlement of any claim or proceeding the subject of indemnification hereunder at its own expense. If the indemnifying party elects to assume the defense of any such claim or proceeding, the indemnified party may participate in such defense, but in such case the expenses of the indemnified party shall be paid by the indemnified party. The indemnified party shall provide the indemnifying party with access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with the indemnifying party in the defense or settlement thereof, and the indemnifying party shall reimburse the indemnified party for all its reasonable out-of-pocket expenses in connection therewith. If the indemnifying party elects to direct the defense of any such claim or proceeding, the indemnified party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the indemnifying party consents in writing to such payment or unless the indemnifying party withdraws from the defense of such asserted liability or unless a final judgment from which no appeal may be taken by or on behalf of the indemnifying party is entered against the indemnified party for such liability. No settlement in respect of any Third Party Claim may be effected by the indemnifying party without the indemnified party's prior written consent unless the settlement involves a full and unconditional release of the indemnified party. If the indemnifying party shall fail to undertake any such defense, the indemnified party shall have the right to undertake the defense or settlement thereof, at the indemnifying party's expense. If the indemnified party assumes the defense of any such claim or proceeding pursuant to this Section 9.04 the indemnified party shall have the right to settle such claim or proceeding prior to a final judgment thereon or to forgo any appeal with respect thereto without the consent of the indemnifying party.

                  (b) The Seller has the right, but not the obligation, to control, manage and undertake all work, including, without limitation, any remediation or corrective action ("REMEDIAL ACTION"), related to any indemnifiable matter of the Purchaser that physically arises at or on any of the Real Property. If the Seller undertakes the work, the Seller shall consult in good faith with the Purchaser with respect to all material aspects of such work. The Purchaser shall have the right to review and approve the work to be implemented and any submissions to governmental agencies, which approval shall not be unreasonably withheld. The Seller shall not be obligated to conduct or indemnify the Purchaser for any Remedial Action that (i) is not required under any Environmental Law, or (ii) is not limited to the work required to allow continued operations of the subject Real Property as they are conducted as of the Closing and substantially similar uses. The Seller agrees that it will not conduct any Remedial Action that will unreasonably interfere with the Purchaser's routine operations at such Real Property during or following the period of performance of such Remedial Action. The Purchaser shall not object to the imposition of a land use restriction or other applicable limitation by deed or other similar instrument limiting the Real Property to its use as of the Closing and substantially similar uses. Nothing herein is intended to preclude or restrict the Purchaser's right to conduct any different or additional work at the Purchaser's expense. The Purchaser further agrees not to undertake any subsurface environmental investigation or assessment of the Real Property unless otherwise required by law, or to undertake any other environmental investigation or assessment of the Real Property for the purpose of triggering the Seller's obligations under Section 2.03(b)(ix) and this Section 9.04(b). The Seller and Purchaser shall make a good faith effort to resolve any disputes related to this
Section 9.03(b) through informal negotiation, including the use of third-party technical consultants where appropriate.

                  SECTION 9.05. Additional Indemnification Provisions. The Seller and the Purchaser agree for themselves and on behalf of their respective Affiliates that, with respect to each indemnification obligation contained in this Agreement or any other document executed in connection with the transactions contemplated hereby, (a) each such obligation shall be calculated after reduction for any Post-Closing Date Tax Benefit that arises in connection with the payment of the Loss or otherwise with respect to the underlying claims giving rise to such Loss and (b) all Losses shall be net of any third-party insurance recoverable by or for the benefit of the indemnified party from its own or its Affiliates' insurance policies in connection with the facts giving rise to the right of indemnification. If a payment is made by the Seller in accordance with this Article IX, and if in a subsequent taxable year a Post-Closing Date Tax Benefit is realized, then the Purchaser promptly shall pay to the Seller, at the time of such realization, the amount of such Post-Closing Date Tax Benefit to the extent that such amount would have resulted in a reduction in the indemnification obligations of the Seller under this Article IX if the Post-Closing Date Tax Benefit had been obtained in the taxable year that the Seller made such indemnification payment; provided that if any such Post-Closing Date Tax Benefit is subsequently disallowed, Purchaser shall notify Seller of such disallowance and Seller shall promptly pay to Purchaser the amount by which Seller's indemnity payment to Purchaser was reduced by such Post-Closing Date Tax Benefit, or the amount paid by Purchaser to Seller under the immediately preceding sentence, as the case may be. In no event shall the Seller or the Purchaser be liable for consequential damages under this Agreement. Notwithstanding anything to the contrary herein, the Seller shall have no obligation to indemnify Purchaser with respect to any matter that was subject to a dispute with respect to the Closing Balance Sheet under Section
2.08 but did not result in an adjustment to the Purchase Price pursuant to
Section 2.08. The

Seller and the Purchaser shall take all reasonable actions to mitigate all Losses upon and after becoming aware of any event which could reasonably be expected to give rise to any Losses that are indemnifiable under this Article IX or otherwise in this Agreement.

                  SECTION 9.06. Exclusive Remedies. The Purchaser and the Seller acknowledge and agree that (i) following the Closing, the indemnification provisions of Sections 7.01, 9.02 and 9.03 shall be the sole and exclusive remedies of the Purchaser and the Seller for any breach by the other party of the representations and warranties in this Agreement and for any failure by the other party to perform and comply with any covenants and agreements that, by their terms, were to have been performed or complied with by such party prior to the Closing; and (ii) anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of the Purchaser or the Seller, after the consummation of the purchase and sale of the Shares, Partnership Interests and the Assets contemplated by this Agreement, to rescind this Agreement or any of the transactions contemplated hereby.

                  SECTION 9.07. Tax Matters. If the application of any provision in this Article IX with respect to any and all Tax matters is inconsistent with the provisions of Article VII, the provisions of Article VII shall govern, it being understood that with respect to any claim for indemnification or loss for any item of Tax, a party may only make claim under either Article VII or IX (but not both).

                                    ARTICLE X

                             TERMINATION AND WAIVER

                  SECTION 10.01. Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by the mutual written consent of the Seller and the Purchaser;

                  (b) by either the Seller or the Purchaser, if the Closing shall not have occurred prior to September 30, 2000; provided, however, that the right to terminate this Agreement under this Section 10.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date;

                  (c) by either the Seller or the Purchaser, in the event of the issuance of a final, nonappealable Governmental Order restraining or prohibiting the transactions contemplated hereby;

                  (d) by the Purchaser, in the event of any material breach by the Seller of any of the Seller's covenants, agreements, representations or warranties contained herein such that the Closing conditions set forth in
Section 8.02(a) or (b) are not capable of being satisfied and the failure of the Seller to cure such breach within 30 days after receipt of notice from the Purchaser requesting that such breach be cured; or

                  (e) by the Seller, in the event of any material breach by the Purchaser of any of the Purchaser's covenants, agreements, representations or warranties contained herein such that the Closing conditions set forth in
Section 8.01(a) or (b) are not capable of being satisfied and the failure of the Purchaser to cure such breach within 30 days after receipt of notice from the Seller requesting that such breach be cured.

                  SECTION 10.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 10.01, this Agreement shall forthwith become void and there shall be no further liability on the part of any party hereto except (i) as set forth in Sections 5.03, 10.02 and 11.01 and (ii) nothing herein shall relieve either party from liability for any breach hereof.

                  SECTION 10.03. Waiver. Either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                                   ARTICLE XI

                               GENERAL PROVISIONS

                  SECTION 11.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

                  SECTION 11.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

                  (a)      if to the Seller:

                           The Reynolds and Reynolds Company
                           115 South Ludlow Street
                           Dayton, OH  45402
                           Facsimile:      (937) 485-4123
                           Attention:      General Counsel

                           with a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, NY  10022
                           Facsimile:      (212) 848-7179
                           Attention:      John A. Marzulli, Jr., Esq.

                  (b)      if to the Purchaser:

                           ISG Acquisition Corp.
                           c/o The Carlyle Group
                           1001 Pennsylvania Avenue, N.W.
                           Suite
                           Washington, DC  20004-2502
                           Facsimile:      (202) 347-1818
                           Attention:      Joseph Lipscomb

                           with a copy to:

                           Latham & Watkins
                           1001 Pennsylvania Avenue, N.W.
                           Suite 1300
                           Washington, DC  20004-2505
                           Facsimile:      (202) 637-2201
                           Attention:      Daniel T. Lennon, Esq.

                  SECTION 11.03. Public Announcements. Except as required by applicable law, regulation or rule or policy of any stock exchange or quotation system, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party. The parties shall cooperate as to the timing and contents of any such press release or public announcement.

                  SECTION 11.04. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 11.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  SECTION 11.06. Entire Agreement. This Agreement (including the Disclosure Schedule and Exhibits hereto) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Seller and the Purchaser with respect to the subject matter hereof.

                  SECTION 11.07. Assignment. This Agreement may not be assigned by operation of Law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller and the Purchaser); provided, however, that (i) the Purchaser may assign this Agreement in whole or in part, or any of its rights hereunder, to any wholly owned subsidiary of the Purchaser or another Affiliate of Purchaser without the consent of the Seller, (ii) the Purchaser may assign this Agreement in whole, and not in part, to a third party in connection with a sale of all or substantially all of the assets of the Business without the consent of Seller and (iii) the Purchaser may collaterally assign, in whole or in part, its rights under this Agreement as security to one or more lenders without the consent of the Seller; provided further, however, that, except with respect to Section 11.07(ii), an assignment to a third party pursuant to any such assignment shall not relieve the assigning party of its obligations hereunder.

                  SECTION 11.08. No Third-Party Beneficiaries. Except for the provisions of Articles VI and IX, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  SECTION 11.09. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Seller and the Purchaser or (b) by a waiver in accordance with Section 10.03.

                  SECTION 11.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that state. The parties hereto unconditionally and irrevocably agree and consent to the exclusive jurisdiction of, and service of process and venue in, the United States District Court for the Southern District of Ohio and the courts of the State of Ohio located in the County of Montgomery, State of Ohio and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and further agree not to commence any such action, suit or proceeding except in any such court.

                  SECTION 11.11. Waiver of Trial by Jury. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE THE RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                  SECTION 11.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 11.13. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or equity, without the necessity of demonstrating the inadequacy of money damages.

                  IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                               THE REYNOLDS AND REYNOLDS COMPANY


                                               By ____________________________
                                                  Name:
                                                  Title:


                                               ISG ACQUISITION CORP.


                                               By ____________________________
                                                  Name:
                                                  Title:

                                                                       EXHIBIT A

                          FORM OF ASSUMPTION AGREEMENT


                  ASSUMPTION AGREEMENT, dated as of July [___], 2000 (this "ASSUMPTION AGREEMENT"), by and between THE REYNOLDS AND REYNOLDS COMPANY, an Ohio corporation (the "SELLER"), and ISG ACQUISITION CORP., a Delaware corporation (the "PURCHASER").

                              W I T N E S S E T H:

                  WHEREAS, the Seller and the Purchaser have entered into the Purchase Agreement, dated as of June 19, 2000 (the "PURCHASE AGREEMENT"; unless otherwise defined herein, capitalized terms shall be used herein as defined in the Purchase Agreement);

                  WHEREAS, pursuant to the Purchase Agreement, the Purchaser has agreed to assume certain liabilities and obligations of the Seller with respect to the Business and the Assets; and

                  WHEREAS, the execution and delivery of this Assumption Agreement by the Purchaser is a condition to the obligations of the parties to the Purchase Agreement to consummate the transactions contemplated by the Purchase Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth herein and in the Purchase Agreement, and intending to be legally bound hereby, the Seller and the Purchaser hereby agree as follows:

                  1. Assumption of Liabilities. Subject to Section 2 hereof, the Purchaser hereby assumes and agrees to pay, fulfill, perform or otherwise discharge when due, the Assumed Liabilities.

                  2. Excluded Liabilities. Notwithstanding the provisions of
         Section 1 hereof, the Seller shall retain, and shall be responsible for paying, performing and discharging when due, and the Purchaser shall not assume or have any responsibility for, the Excluded Liabilities, which shall include:

                  (i) all Taxes now or hereafter owed by the Seller or any Affiliate of the Seller or any other party for which the Subsidiaries could be liable for Taxes, or attributable to the Assets, relating to any period, or any portion of any period, ending on or prior to the Closing Date;

                  (ii) all liabilities relating to the Excluded Assets;

                  (iii) any Indebtedness, other than the capital lease described in Section 2.30(b)(iii) of the Disclosure Schedules;

                  (iv) any liabilities of the Seller or Affiliates of the Seller as at the Closing Date in respect of workers' compensation claims of the Transferred Employees;

                  (v) all debts and obligations of the Seller and Affiliates of the Seller not related to or arising out of the conduct of the Business;

                  (vi) any liabilities of the Seller or Affiliates of Seller under this Agreement or the Ancillary Agreements;

                  (vii) except as expressly provided in Section 2.03(a) and
         Article VI, any liability with respect to any employee benefit plan, provision program or arrangement sponsored, maintained or contributed to by the Seller or any "ERISA AFFILIATE" thereof. For purposes of this Agreement, "ERISA Affiliate" means any member of a controlled group of companies, as set forth in Section 414(b), (c), (m) or (i) of the Code, which includes Seller;

                  (viii) any Losses arising out of, relating to or resulting from litigation and claims described in Section 3.14(e) of the Disclosure Schedule, or the subject matter of such litigation and claims, including amounts paid in settlement thereof, and any royalty payments payable at any time pursuant to any license or settlement agreement entered into in connection with the settlement of such litigation or claims;

                  (ix) any and all Losses arising from (A) the release into the environment of any Hazardous Materials on or prior to the Closing Date at or from any current or former properties used in the Business, (B) the presence as of the Closing Date of Hazardous Materials in soil or groundwater in, on or under any current or former properties used in the Business, (C) the failure of the Seller or the Subsidiaries, in connection with the Business, to be in compliance with all applicable Environmental Laws on or prior to the Closing Date, and (D) the transportation or disposal on or prior to the Closing Date of any Hazardous Material from any current or former properties used in the Business to an offsite location;

                  (x) any and all liabilities for any bonuses or other payments payable to any officers, directors or employees of Seller or any of its Affiliates which are contingent upon or otherwise relate to the transactions contemplated by this Agreement, including without limitation, the bonus payments referred to on Section 3.16(l) of the Disclosure Schedule and any severance payments required to be made to any Transferred Employee as a result of any termination of employment resulting from the Closing;

                  (xi) any and all liabilities related to the closure of the shared sales office facilities listed on Section 3.19 of the Disclosure Schedule pursuant to the Virtual Sales Office program, including any liability arising under any lease relating to such facilities; and

                  (xii) any liabilities arising under the employment agreement, dated February 1, 1997, between Seller and Rodney A. Hedeen.

                  3. No Third-Party Beneficiaries. This Assumption Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Assumption Agreement.

                  4. Assignment. This Assumption Agreement may not be assigned by operation of Law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller or the Purchaser); provided, however, that (i) the Purchaser may assign this Assumption Agreement, in whole or in part, or any of its rights hereunder, to any wholly owned subsidiary of the Purchaser or another Affiliate of the Purchaser without the consent of the Seller, (ii) the Purchaser may assign this Agreement in whole, but not in part, to a third party in connection with a sale of all or substantially all of the assets of the Business without the consent of Seller and (iii) the Purchaser may collaterally assign, in whole or in part, its rights under this Assumption Agreement as security to one or more lenders without the consent of the Seller; provided further, however, that, except with respect to Section 4(ii), an assignment to a third party pursuant to any such assignment shall not relieve the assigning party of its obligations hereunder.

                  5. Further Acts. From and after the date of this Assumption Agreement, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Assumption Agreement and consummate and make effective the transactions contemplated by this Assumption Agreement.

                  6. Counterparts. This Assumption Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  7. Governing Law. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that state.

                  IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Assumption Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                               THE REYNOLDS AND REYNOLDS COMPANY


                                               By ____________________________
                                                  Name:
                                                  Title:


                                               ISG ACQUISITION CORP.


                                               By ____________________________
                                                  Name:
                                                  Title:

                                                                       EXHIBIT B

                       FORM OF BILL OF SALE AND ASSIGNMENT


                  BILL OF SALE AND ASSIGNMENT, dated as of July [___], 2000 (this "BILL OF SALE AND ASSIGNMENT"), among THE REYNOLDS AND REYNOLDS COMPANY, an Ohio corporation, REYNOLDS AND REYNOLDS HOLDINGS, INC., a Delaware corporation (collectively, the "SELLER"), and ISG ACQUISITION CORP., a Delaware corporation (the "PURCHASER").

                              W I T N E S S E T H:

                  WHEREAS, the Seller and the Purchaser have entered into the Purchase Agreement, dated as of June 19, 2000 (the "PURCHASE AGREEMENT"; unless otherwise defined herein, capitalized terms shall be used herein as defined in the Purchase Agreement); and

                  WHEREAS, the execution and delivery of this Bill of Sale and Assignment by the Seller is a condition to the obligations of the parties to the Purchase Agreement to consummate the transactions contemplated by the Purchase Agreement.

                  NOW, THEREFORE, for good and valuable consideration to the Seller, receipt of which is hereby acknowledged, and pursuant to the Purchase Agreement, the Seller, intending to be legally bound hereby, does hereby agree as follows:

                  1. Sale and Assignment of Assets and Properties. The Seller does hereby sell, assign, transfer, convey and deliver to the Purchaser and its successors and assigns, forever, all of the right, title and interest of Seller and Affiliates of the Seller in and to the Assets, including, without limitation:

                  (a) all rights of the Seller or Affiliates of the Seller in, to and under the Transferred Contracts;

                  (b) all right, title and interest of the Seller or Affiliates of the Seller in the Owned Real Property;

                  (c) all rights of the Seller or Affiliates of the Seller in, to and under the Leases;

                  (d) all rights of the Seller or Affiliates of the Seller under all other contracts, licenses, sublicenses, agreements, leases, commitments, and sales and purchase orders, and under all commitments, bids and offers (to the extent such offers are transferable), to the extent related primarily to the Business;

                  (e) all inventories used or held for use primarily in the Business which are owned by the Seller or Affiliates of the Seller as of the Closing Date;

                  (f) all receivables, to the extent related primarily to the Business;

                  (g) all right, title and interest of the Seller or Affiliates of the Seller in the personal property owned by the Seller or Affiliates of the Seller at the Closing Date used or held for use primarily in the Business, except for the Excluded Personal Property;

                  (h) all right, title and interest of the Seller or Affiliates of the Seller in, to and under the Business Intellectual Property;

                  (i) all municipal, state and federal franchises, permits, licenses, agreements, waivers and authorizations primarily used or held for use by the Seller or Affiliates of the Seller primarily in connection with, or required for, the Business, to the extent transferable;

                  (j) all claims, causes of action, choses in action, rights of recovery and rights of setoff of any kind primarily pertaining to or arising out of the Business;

                  (k) all books of account, general, financial, tax and personnel records, invoices, shipping records, supplier lists, correspondence and other documents, records and files and all computer software and programs and any rights thereto primarily associated with or employed primarily in the conduct of the Business by the Seller or Affiliates of the Seller at the Closing Date;

                  (l) all sales and promotional literature, customer lists and other sales-related materials used or held for use primarily in the Business by the Seller or Affiliates of the Seller at the Closing Date;

                  (m) the assets of the Plans to the extent provided in Article VI;

                  (n) the Business as a going concern and the goodwill of the Seller and Affiliates of Seller relating to the Business; and

                  (o) all the right, title and interest of the Seller and Affiliates of the Seller on the Closing Date in, to and under all other assets, rights and claims of every kind and nature used primarily in the operation of the Business.

                  2. Assets and Properties Not Sold and Assigned.
         Notwithstanding the provisions of Section 1 hereof, the Assets shall exclude the Excluded Assets.

                  3. Further Actions. From and after the date of this Bill of Sale and Assignment, the Seller hereby agrees to take any and all other reasonable actions designed to vest more fully in the Purchaser, and the Purchaser hereby agrees to accept from the Seller, the Assets, excluding the Excluded Assets, hereby sold and assigned to the Purchaser or intended so to be and in order to provide for the Purchaser the benefit, use, enjoyment and possession of such Assets, excluding the Excluded Assets.

                  4. Obligations and Liabilities Not Assumed. Nothing expressed or implied in this Bill of Sale and Assignment shall be deemed to be an assumption by the Purchaser of any liabilities or obligations of the Seller. The Purchaser does not by this Bill of Sale and Assignment assume or agree to pay, perform or discharge any liabilities or obligations of the Seller of any nature, kind or description whatsoever. The terms and provisions of the assumption of liabilities and obligations of the Seller by the Purchaser are set forth in the Assumption Agreement dated as of the date hereof between the Seller and the Purchaser.

                  5. No Third-Party Beneficiaries. This Bill of Sale and Assignment shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Bill of Sale and Assignment.

                  6. Assignment. This Bill of Sale and Assignment may not be assigned by operation of Law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller or the Purchaser); provided, however, that (i) the Purchaser may assign this Bill of Sale and Assignment, in whole or in part, or any of its rights hereunder, to any wholly owned subsidiary of the Purchaser or another Affiliate of the Purchaser without the consent of the Seller, (ii) the Purchaser may assign this Agreement in whole, but not in part, to a third party in connection with a sale of all or substantially all of the assets of the Business without the consent of Seller and (iii) the Purchaser may collaterally assign, in whole or in part, its rights under this Bill of Sale and Assignment as security to one or more lenders without the consent of the Seller; provided further, however, that, except with respect to Section 6(ii), an assignment shall not relieve the assigning party of its obligations hereunder.

                  7. Governing Law. This Bill of Sale and Assignment shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that state.

                  IN WITNESS WHEREOF, the Seller has caused this Bill of Sale and Assignment to be executed as of the date first written above by its officer thereunto duly authorized.

                                               THE REYNOLDS AND REYNOLDS COMPANY


                                               By ____________________________
                                                  Name:
                                                  Title:


[Corporate Seal]


Attest:


By ____________________________
   Name:
   Title:

                                               REYNOLDS AND REYNOLDS
                                               HOLDINGS, INC.


                                               By ____________________________
                                                  Name:
                                                  Title:


[Corporate Seal]


Attest:


By ____________________________
   Name:
   Title:

[CITY]                     )
                           )  ss:
COUNTY OF [____________]   )


                  On that _____ day of July, 2000, before me personally came [name of executing officer] to me known, who, being by me duly sworn, did depose and say he resides at [address of executing officer]; and that he is [title of executing officer] of THE REYNOLDS AND REYNOLDS COMPANY, an Ohio corporation and the corporation described in and which executed the foregoing instrument, and that he had the authority to sign his name thereto on behalf of said corporation.


                                                     __________________________
                                                           Notary Public

[Notarial Seal]


[CITY]                     )
                           )  ss:
COUNTY OF [____________]   )


                  On that _____ day of July, 2000, before me personally came [name of executing officer] to me known, who, being by me duly sworn, did depose and say he resides at [address of executing officer]; and that he is [title of executing officer] of REYNOLDS AND REYNOLDS HOLDINGS, INC., a Delaware corporation and the corporation described in and which executed the foregoing instrument, and that he had the authority to sign his name thereto on behalf of said corporation.



                                                     __________________________
                                                           Notary Public

[Notarial Seal]

                                                                       EXHIBIT C


                        SOFTWARE CROSS-LICENSE AGREEMENT

                  This SOFTWARE CROSS-LICENSE AGREEMENT (the "Agreement") is entered into this ___ day of July, 2000, by and between, ISG ACQUISITION CORP., a Delaware corporation ("ISG"), and THE REYNOLDS AND REYNOLDS COMPANY, an Ohio corporation ("Reynolds") (each a "party," and collectively the "parties").


                                   WITNESSETH

                  WHEREAS, pursuant to that certain Purchase Agreement dated as of June 19, 2000 (the "Purchase Agreement") by and between ISG and Reynolds, ISG has simultaneously herewith purchased and acquired the Business (as defined in the Purchase Agreement) from Reynolds; and

                  WHEREAS, in connection with the transaction contemplated by the Purchase Agreement, and as a condition to Closing (as defined in the Purchase Agreement), the parties desire to enter into this Agreement for ISG to grant to Reynolds a license under the ISG Licensed Software (as defined herein), and for Reynolds to grant to ISG a license under the Reynolds Licensed Software (as defined herein).

                  NOW, THEREFORE, for the consideration set forth in the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

                  1.1 "Affiliate" means, with respect to any specified Person, any Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

                  1.2 "Enhancements" shall mean, without limitation, bug fixes, improvements, error corrections, design changes, revisions, upgrades, enhancements, updates, new versions, modifications and derivative works.

                  1.3 "ISG Licensed Software" shall mean the application software products set forth on Schedule A hereto (in source code and object code form), and all copyrights and other intellectual property rights therein.

                  1.4 "Licensed Software" shall mean the ISG Licensed Software and the Reynolds Licensed Software.

                  1.5 "Person" means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

                  1.6 "Reynolds Licensed Software" shall mean the application software products set forth on Schedule B hereto (in source code and object code form), and all copyrights and other intellectual property rights therein.

                                   ARTICLE II
                                GRANT OF LICENSE

                  2.1 ISG License. Effective upon the Closing, ISG hereby grants to Reynolds a non-exclusive, perpetual, irrevocable, royalty-free, worldwide license to use, reproduce, publicly display, publicly perform, distribute copies and prepare Enhancements of the ISG Licensed Software and all documentation related thereto. The license granted to Reynolds hereunder shall include the right to grant sublicenses to third parties, provided that, each sublicensee shall agree in writing to be bound by the terms and conditions of this Agreement, and each sublicense shall include restrictions on use of the ISG Licensed Software substantially consistent with the non-competition provisions of the Purchase Agreement.

                  2.2 Reynolds License. Effective upon the Closing, Reynolds hereby grants to ISG a non-exclusive, perpetual, irrevocable, royalty-free, worldwide license to use, reproduce, publicly display, publicly perform, distribute copies and prepare Enhancements of the Reynolds Licensed Software and all documentation related thereto. The license granted to ISG hereunder shall include the right to grant sublicenses to third parties, provided that, each sublicensee shall agree in writing to be bound by the terms and conditions of this Agreement, and each sublicense shall include restrictions on use of the Reynolds Licensed Software substantially consistent with the non-competition provisions of the Purchase Agreement.

                  2.3 Title to Enhancements. ISG acknowledges that Reynolds or its sublicensees shall own all right, title and interest, including copyrights and all other intellectual property rights, in and to all Enhancements of the ISG Licensed Software developed by or on behalf of Reynolds or its sublicensees after the date hereof, and shall have no obligation to disclose or license such Enhancements to ISG. Reynolds acknowledges that ISG or its sublicensees shall own all right, title and interest, including copyrights and all other intellectual property rights, in and to all Enhancements of the Reynolds Licensed Software developed by or on behalf of ISG or its sublicensees after the date hereof, and shall have no obligation to disclose or license such Enhancements to Reynolds.

                  2.4 Ownership. Reynolds acknowledges that effective upon the Closing, ISG shall own all right, title and interest, including copyrights and all other intellectual property rights, in and to the ISG Licensed Software. Reynolds acknowledges that ISG shall own all right, title and interest, including copyrights and all other intellectual property rights, in and to all Enhancements of the ISG Licensed Software developed by or on behalf of ISG, and shall have no obligation to disclose or license such Enhancements to Reynolds. ISG acknowledges that Reynolds owns all right, title and interest, including copyrights and all other intellectual property rights, in and to the Reynolds Licensed Software. ISG acknowledges that Reynolds shall own all right, title and interest, including copyrights and all other intellectual property rights, in and to all Enhancements of the Reynolds Licensed Software developed by or on behalf of Reynolds, and shall have no obligation to disclose or license such Enhancements to ISG.

                                   ARTICLE III
                               GENERAL PROVISIONS

                  3.1 Assignment. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld, except that:

                                    (1) either party may assign all or any
                  portion of its rights and obligations under this Agreement without the consent of the other party: (A) to one or more of its Affiliates; or (B) to a third party in connection with a merger, consolidation or sale of all or substantially all of the stock or assets or of any portion(s) of its business to which the Licensed Software pertains; in each case provided that (i) such assignment shall be in writing, (ii) the assignee thereof shall agree to be bound by the terms and conditions of this Agreement, (iii) such assignment shall not relieve the assigning party of any of its obligations to the other party hereunder, and (iv) such assignment shall include restrictions on use of the ISG Licensed Software and Reynolds Licensed Software substantially consistent with the non-competition provisions of the Purchase Agreement; or

                                    (2) either party may collaterally assign, in
                  whole or in part, its rights under this Agreement as security to one or more lenders without the consent of the other party; provided, however, that any assignment shall not relieve the assigning party of its obligations hereunder.

In the event that ISG shall assign all or a portion of the ISG Licensed Software to any third party, or that Reynolds shall assign all or a portion of the Reynolds Licensed Software to any third party, other than with respect to a collateral assignment as security to one or more lenders, (i) such assignment shall be in writing, (ii) the assignee thereof shall agree to be bound by the terms and conditions of this Agreement, and (iii) such assignment shall include restrictions on use of the ISG Licensed Software or Reynolds Licensed Software substantially consistent with the non-competition provisions of the Purchase Agreement. ISG may collaterally assign all or a portion of the ISG Licensed Software and Reynolds may collaterally assign all or a portion of the Reynolds Software as security to one or more lenders; provided, however, that any assignment shall not relieve the assigning party of its obligations hereunder. Any assignment (whether of this Agreement or of the ISG Licensed Software or Reynolds Licensed Software) or sublicense in contravention with the terms of this Agreement shall be void and of no force and effect.

                  3.2 Independent Contractor. The parties hereby agree that their relationship is and shall be that of independent contractors and that no agency, joint venture or partnership is created by this Agreement. Neither party shall incur any obligation in the name of the other party without the prior written consent of that party.

                  3.3 No Representations or Warranties. THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER RELATING TO THIS AGREEMENT, THE LICENSES GRANTED HEREUNDER OR THE LICENSED SOFTWARE, INCLUDING THE CONDITION OF THE LICENSED SOFTWARE, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE.

                  3.4 Liabilities and Remedies. THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT NEITHER PARTY SHALL BE LIABLE FOR ANY LIABILITIES, LOSSES, DAMAGES, CLAIMS, COSTS OR EXPENSES INCURRED BY THE OTHER PARTY IN CONNECTION WITH THIS AGREEMENT, THE LICENSES GRANTED HEREUNDER OR THE LICENSED SOFTWARE. IN THE EVENT OF A BREACH OR THREATENED BREACH OF ANY PROVISION OF THIS AGREEMENT BY ANY PARTY OR ITS SUBLICENSEES, THE OTHER PARTY SHALL, WITHOUT LIMITING ITS RIGHTS OR REMEDIES AVAILABLE AT LAW OR IN EQUITY, BE ENTITLED TO SPECIFIC PERFORMANCE OF THE OBLIGATIONS OF THE BREACHING PARTY OR ITS SUBLICENSEES UNDER THIS AGREEMENT.

                  3.5 Severability. If any term or other provision of this Agreement is invalid or incapable of being enforced, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the legal substance of the transaction contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transaction contemplated hereby is consummated as originally contemplated to the greatest extent possible.

                  3.6 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which together shall constitute one and the same agreement.

                  3.7 Related Agreements. The parties acknowledge that this Agreement is being entered into as a condition of the Purchase Agreement, and in connection with the transaction contemplated by the Purchase Agreement.

                  3.8 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  3.9 Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York. The parties hereto unconditionally and irrevocably agree and consent to the exclusive jurisdiction of, and service of process and venue in, the United States District Court for the Southern District of Ohio and the courts of the state of Ohio located in the County of Montgomery, State of Ohio and waive any objections with respect thereto, for the purpose of any actions, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and further agree not to commence any such actions, suit or proceeding except in such court.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.


                                         ISG ACQUISITION CORP.


                                         By:  ______________________________

                                         Name:
                                         Title:


                                         THE REYNOLDS AND REYNOLDS COMPANY


                                         By:  ______________________________

                                         Name:
                                         Title:

                                   SCHEDULE A

                              ISG LICENSED SOFTWARE

Mecca (forms design)

Checkwriter (pre-press check forms composition)

Common Invoicing (invoice generation)

Production Plus (P*P) (manufacturing and production of business forms)

Avalon (inventory and billing)

Datascan (P*P/Avalon team)

Freight Manifest (P*P/Avalon team) (freight pricing and documentation)

Voice of the Customer (telephonic customer service records)

Reynolds Advantage (forms ordering)

                                   SCHEDULE B

                           REYNOLDS LICENSED SOFTWARE

The printplayer.com internet based forms ordering software

                                                                       EXHIBIT D


                    FORM OF LEGAL OPINION OF LATHAM & WATKINS


                  Capitalized terms used herein without definition shall have the meaning assigned to them in the Purchase Agreement.

                  1. Purchaser has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to enter into the Purchase Agreement, Assumption Agreement, Bill of Sale and Assignment, Transition Services Agreement and Software Licensing Agreement (the "Transaction Documents") to which it is a party and to perform its obligations thereunder.

                  2. The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary corporation action of Purchaser and such Transaction Documents have been duly executed an delivered by Purchaser.

                  3. The Transaction Documents constitute legally valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms.

                  4. The Purchase Agreement, the execution and delivery of the Transaction Documents by Purchaser, and the performance of the obligations of Purchaser under the Transaction Documents, do not (i) violate the Delaware General Corporation Law ("DGCL") or any United States federal, or New York statute, rule or regulation applicable to Purchaser, (ii) violate to the provisions of the organizational documents of Purchaser, or (iii) require any material consents approvals, authorizations, registrations, declarations or filings by Purchaser under the DGCL or any United States federal, or New York statute, rule or regulation applicable to Purchaser, except for the notification requirements of the HSR Act.






[subject to reasonable and customary qualifications and limitations]

                                                                       EXHIBIT E

                          FORM OF LEGAL OPINION OF THE
                          GENERAL COUNSEL OF THE SELLER


                  Capitalized terms used herein without definition shall have the meanings assigned to them in the Purchase Agreement.

                  1. The Seller has been duly incorporated and is validly existing and in good standing under the laws of the State of Ohio with all requisite corporate power and authority to enter into the Purchase Agreement, Assumption Agreement, Bill of Sale and Assignment, Transition Services Agreement and Software Licensing Agreement (the "Transaction Documents") and perform its obligations thereunder.

                  2. The execution, delivery and performance of the Transaction Documents has been duly authorized by all requisite corporate action of the Seller, and the Transaction Documents have been duly executed and delivered by the Seller.

                  3. Except as disclosed in the Disclosure Schedules to the Purchase Agreement, the execution and delivery of the Transaction Documents by the Seller and Holdings, as applicable, and the performance of the obligations of each of Seller and Holdings under the Transaction Documents, as applicable, do not (i) violate any Ohio statute, rule or regulation applicable to Seller or the Subsidiaries, as appropriate, (ii) violate the provisions of the organizational documents of the Seller or Holdings, or (iii) require any material consents, approvals, authorizations, registrations, declarations or filings by Seller or Holdings, as appropriate, under Ohio statute, rule or regulation applicable to Seller or Holdings except for the notification requirements of the HSR Act.

[subject to reasonable and customary qualifications and limitations].

                                                                       EXHIBIT F

                            FORM OF LEGAL OPINION OF
                               SHEARMAN & STERLING

                  Capitalized terms used herein without definition shall have the meanings assigned to them in the Purchase Agreement.

                  1. Reynolds and Reynolds Holdings, Inc. ("Holdings") has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority to enter into the Bill of Sale and Assignment Agreement and perform its obligations thereunder.

                  2. The execution, delivery and performance of the Purchase Agreement, Assumption Agreement, Bill of Sale and Assignment, Transition Services Agreement and Software Licensing Agreement (the "Transaction Documents") has been duly authorized by all requisite corporate action of the Holdings and the Bill of Sale and Assignment has been duly executed and delivered by Holdings.

                  3. The Transaction Documents constitute legally valid and binding obligations of the Seller and Holdings, as appropriate, enforceable against the Seller and Holdings, as appropriate, in accordance with their terms.

                  4. Except as disclosed in the Disclosure Schedules to the Purchase Agreement, the execution and delivery of the Transaction Documents by the Seller and Holdings, as applicable, and the performance of the obligations of each of Seller and Holdings under the Transaction Documents, as applicable, do not (i) violate the Delaware General Corporation Law ("DGCL") or any United States federal, or New York statute, rule or regulation applicable to Seller or Subsidiaries, as appropriate, (ii) violate the provisions of the organizational documents of the Seller or Holdings, or (iii) require any material consents, approvals, authorizations, registrations, declarations or filings by Seller or Holdings under the DGCL or any United States federal, or New York statute, rule or regulation applicable to Seller or Holdings except for the notification requirements of the HSR Act.

[subject to reasonable and customary qualifications and limitations].